UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-12

Peoples Bancshares of Pointe Coupee Parish, Inc.
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)       Title of each class of securities to which transaction applies:
                      Common Stock, $2.50 Par Value

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2)       Aggregate number of securities to which transaction applies: 21,989

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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$33.00 - The per unit price to be paid

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4)       Proposed maximum aggregate value of transaction:
                      $725,637

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5)       Total fee paid:
                      $58.78

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[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

2)       Form, Schedule or Registration Statement No.:

3)       Filing Party:

4)       Date Filed:

PEOPLES BANCSHARES OF POINTE COUPEE PARISH, INC.
805 HOSPITAL ROAD
NEW ROADS, LOUISIANA 70760

Dear Shareholder:

You are cordially invited to the annual meeting of shareholders of Peoples Bancshares of Pointe Coupee Parish, Inc. ("Bancshares") to be held at the offices of Peoples Bank and Trust Company, 805 Hospital Road, New Roads, Louisiana, at 3:00 p.m., August 20, 2003.

          At the meeting, you will be asked to vote on a proposed transaction that will result in termination of the registration of our common stock under federal securities laws so as to eliminate the significant expense required to comply with reporting requirements under those laws. Referred to as "going private," the proposed transaction will reduce the number of shareholders to fewer than 300 persons, as required for termination of the registration. The reduction in the number of shareholders is accomplished by a merger of a newly-formed subsidiary of ours into us as explained in the enclosed proxy statement.

Under the merger, (i) each share of common stock owned of record on the effective date of the merger by a holder of fewer than 200 shares, or 201 shares if the address of record is at any location not within Pointe Coupee, Iberville or  West Baton Rouge Parishes, will be converted into the right to receive $33.00 in cash, and (ii) each other share will remain as outstanding Bancshares common stock. Because we currently have many shareholders who own only a few shares, the effect of the purchase will be to reduce the total number of shareholders from 569 to less than 300, while the number of outstanding shares is reduced by only approximately 7% (to 286,988 shares outstanding from the current 308,977 shares).

Your Board of Directors has unanimously approved the "going private" transaction as in the best interest of shareholders and recommends that you vote in favor of it. The attached proxy materials describe the transaction and provide specific information concerning the meeting. You will also be asked to elect eleven persons to the Board of Directors. The "going private" transaction will only be approved upon the affirmative vote of the holders of not less than two-thirds of the shares present at the meeting.

Whether or not you plan to attend the meeting, we would appreciate your completing and promptly returning the enclosed proxy to ensure that your shares are voted.

                                         Sincerely,

                                         /s/ Maurice Picard
                                         Chairman of the Board

PEOPLES BANCSHARES OF POINTE COUPEE PARISH, INC.
805 HOSPITAL ROAD
NEW ROADS, LOUISIANA 70760

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Peoples Bancshares of Pointe Coupee Parish, Inc.:

PLEASE TAKE NOTICE that the 2003 annual meeting of shareholders of Peoples Bancshares of Pointe Coupee Parish, Inc. ("Bancshares") will be held at the offices of Peoples Bank and Trust Company, 805 Hospital Road, New Roads, Louisiana, at 3:00 p.m., August 20, 2003.

The annual meeting is being held:

1. To consider a proposal to approve the merger of Pointe Coupee Bancshares, Inc., a wholly-owned subsidiary of Bancshares, pursuant to which (a) each share of Bancshares common stock owned of record on the effective date of the merger by a holder of fewer than 200 shares (201 shares if the address of record is other than in Pointe Coupee, Iberville or West Baton Rouge Parishes) (the "District") will be converted into the right to receive $33.00 cash; and (b) each other share of Bancshares common stock will continue to represent one share of Bancshares common stock after the merger. DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE MERGER PROPOSAL IS EFFECTED UPON APPROVAL OF LESS THAN EIGHTY PERCENT (80%) OF OUR TOTAL VOTING POWER;

2. To elect eleven persons to the Bancshares board of directors;

3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DISCUSSED IN THE MERGER PROPOSAL, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER PROPOSAL, OR DETERMINED THAT THE PROXY STATEMENT IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

Shareholders of record at the close of business on June 30, 2003, are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted in the manner described in the section of the proxy statement entitled "Information About the Annual Meeting -- How to vote your proxy." Any executed but unmarked proxies that we receive will be voted for the proposal to approve the merger agreement and for the persons nominated by the board of directors to serve as directors.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM IS PRESENT AT THE MEETING SO THAT THE SHAREHOLDERS CAN CONSIDER THE MERGER AGREEMENT AND ELECT DIRECTORS, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. YOUR PROMPT RESPONSE WILL HELP REDUCE PROXY COSTS, WHICH ARE PAID FOR BY BANCSHARES.

                                               BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Maurice Picard
                                            ------------------------------------
                                            Maurice Picard
                                           Chairman of the Board

New Roads, Louisiana
July 10, 2003

IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED.

PEOPLES BANCSHARES OF POINTE COUPEE PARISH, INC.
805 HOSPITAL ROAD
NEW ROADS, LOUISIANA 70760

PROXY STATEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON AUGUST 20, 2003

This proxy statement and the accompanying proxy are being furnished to holders of Peoples Bancshares of Pointe Coupee Parish, Inc. common stock in connection with the solicitation of proxies by the board of directors for use at the 2003 annual meeting of shareholders to be held at 3:00 p.m. on Wednesday, August 20, 2003, at the offices of Peoples Bank and Trust Company, 805 Hospital Road, New Roads, Louisiana, and any postponements or adjournments thereof. We anticipate that the notice of annual meeting, proxy statement and proxy will be first sent or given to shareholders on approximately July 10, 2003. In this proxy statement, Peoples Bancshares of Pointe Coupee Parish, Inc. will sometimes be referred to as "Bancshares" and sometimes as "we", "us" and "our", and "Bank" refers to Peoples Bank and Trust Company, a wholly-owned subsidiary of Bancshares.

At the annual meeting, you will be asked to

1. consider and act upon a proposal to approve and adopt the merger agreement between Bancshares and Pointe Coupee Bancshares, Inc. (a newly-created, wholly-owned subsidiary of Bancshares), and the merger of such subsidiary, into Bancshares, as the survivor to the merger, as contemplated by the merger agreement; and

2. elect eleven persons to the board of directors of Bancshares.

A copy of the merger agreement is attached to this proxy statement as Appendix A. The primary purpose of the merger is to enable Bancshares to reduce the number of holders of its common stock below 300 persons, which would then permit termination of the registration of Bancshares common stock under the Securities Exchange Act of 1934. The merger is a "going private" transaction under the rules and regulations of the Securities and Exchange Commission.

The board of directors has fixed the close of business on June 30, 2003, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, Bancshares had issued and outstanding and entitled to vote 308,977 shares of common stock, $2.50 par value per share. The common stock is the only outstanding class of voting securities. Each outstanding share of common stock will be entitled to one vote on each matter considered at the annual meeting.

A quorum for the annual meeting requires that holders of a majority of the outstanding shares of common stock must be present in person or by proxy.

The board of directors recommends that you vote "FOR" (i) approval of the merger and the merger agreement, and (ii) election as directors of the eleven persons named in this proxy statement.

Proxies will be voted in the manner you specify in your proxy. You must sign your proxy. If you return your proxy, but do not specify how it should be voted, your shares will be voted for the merger transaction and for the election of directors.

If your stock is held by a broker or other custodian in "street name," your shares will not be voted (broker non-votes) unless you provide specific instructions to the broker or custodian. Proxies submitted by brokers or custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against the merger and the merger agreement.

The affirmative vote of two-thirds of the total voting power of the Bancshares common stock present in person or represented by proxy is required to approve the merger proposal. Abstentions will have the effect of a vote against the merger proposal. Broker non-votes will not be counted as shares entitled to vote on the merger proposal, and will, therefore, have no effect on the result of the voting with respect to the merger proposal.

Directors are elected by a plurality of the votes cast. In other words, the eleven nominees receiving the most votes will be elected. There is no cumulative voting. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality, and thus will have no effect on the election of directors.

You are urged to complete and return your proxy or, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.

No person has been authorized to give any information or make any representation other than those contained in this proxy statement, and, if given or made, such information or representation must not be relied upon as having been authorized. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make a proxy solicitation in such jurisdiction. The information in this proxy statement may only be accurate on the date of this proxy statement.

The principal executive offices of Bancshares are at 805 Hospital Road, New Roads, Louisiana 70760, and our telephone number is (225) 638-3713.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DISCUSSED IN THE MERGER PROPOSAL, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER PROPOSAL, OR DETERMINED THAT THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

         The date of this proxy statement is July 10, 2003.

TABLE OF CONTENTS

SUMMARY TERM SHEET................................................................................. #
Overview................................................................................................. #
Voting on the Merger............................................................................ #
Purpose, Structure and Effects of the Merger.................................. #
Recommendation of the Board of Directors...................................... #
The Merger Consideration................................................................... #
National Capital's Fairness Opinion................................................... #
Potential Conflicts of Interest of
Executive Officers and Directors...................................................... #
Conditions to the Merger..................................................................... #
Termination of the Merger Transaction............................................ #
Dissenter's Rights................................................................................. #
Federal Income Tax Consequences.................................................... #
Election of Directors............................................................................. #

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER #

FORWARD-LOOKING STATEMENTS............................................................... #

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING.................. #
Solicitation of Proxies........................................................................... #
Votes Needed for a Quorum................................................................. #
Vote Required to Approve the Merger and to Elect
Directors............................................................................................... #
How to Vote Your Proxy....................................................................... #

PROPOSAL 1: APPROVAL OF THE MERGER.................................................. #
General.................................................................................................... #
Peoples Bancshares of Pointe Coupee Parish, Inc.
and the Bank........................................................................................ #
Background of the Merger Proposal................................................... #
Purposes of and Reasons for the Merger Proposal.......................... #
Structure of the Merger....................................................................... #
Determination of the Terms of the Merger....................................... #
Financial Fairness................................................................................. #
Recommendation of Our Board of Directors..................................... #
Purposes and Reasons of For the Merger Proposal......................... #
Position of As To Fairness of the Merger.......................................... #
Purposes and Reasons of the Bank for the
Merger Proposal.................................................................................. #
Position of the Bank as to Fairness of the Merger........................... #
Interest of Certain Persons in the Merger........................................ #
Certain Consequences of the Merger;
Benefits and Detriments to Affiliated
and Non-Affiliated Shareholders...................................................... #
Operations of the Bank Following the Merger.................................. #
Financing of the Merger....................................................................... #
Expenses of the Merger........................................................................ #
Certain Terms of the Merger............................................................... #
Effective Time of the Merger............................................................... #
Conversion and Exchange of Stock Certificates............................... #
Conditions to Consummation of the Merger..................................... #
Amendment or Termination of the Merger Agreement................... #
Regulatory Requirements.................................................................... #
Rights of Dissenting Shareholders..................................................... #
Material U.S. Federal Income Tax Consequences
of the Merger........................................................................................ #
Ratio of Earnings to Fixed Charges and Book Value
Per Share.............................................................................................. #
Common Stock Information; Dividend Information......................... #

PROPOSAL 2: ELECTION OF DIRECTORS..................................................... #
Nominees................................................................................................ #
Voting...................................................................................................... #
Director Nominee Biographies............................................................ #
Security Ownership of Certain Beneficial Owners
and Management................................................................................. #
Meetings, Committees and Director Compensation......................... #

AUDIT COMMITTEE REPORT.......................................................................... #

AUDITOR FEES................................................................................................. #

EXECUTIVE OFFICERS OF THE BANK........................................................... #

EXECUTIVE COMPENSATION......................................................................... #

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................... #

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...... #

AUDITOR SERVICES......................................................................................... #

SHAREHOLDER PROPOSALS........................................................................... #

OTHER MATTERS............................................................................................. #

WHERE YOU CAN FIND MORE INFORMATION............................................ #

SUMMARY TERM SHEET

This summary term sheet, together with the following Question and Answers section highlights the material information included in this proxy statement. This summary may not contain all of the information that is important to you. To understand the merger proposal fully, and for a more complete description of the legal terms of the merger proposal, you should read carefully this entire document and the other documents referenced in this document. The actual terms of the merger are contained in the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

Overview

The Merger. We are furnishing this proxy statement to allow Bancshares shareholders to consider and vote on a proposal to approve the merger of a newly-created, wholly-owned subsidiary, Pointe Coupee Bancshares, Inc., into Bancshares.

Pursuant to the terms of the merger agreement:

a.)      each share of common stock owned of record on the effective date of the merger, by a holder of fewer than 200 shares of Bancshares common stock (201 shares of the address of record is outside Pointe Coupee, Iberville and West Baton Rouge Parishes, Louisiana, (the "District")) will be converted into, and will represent the right to receive $33.00 per share in cash; and

b.)      each other share of common stock will continue to represent one share of Bancshares common stock after the merger.

According to our stock records, as of the record date for the annual meeting (June 30, 2003) there were approximately 308 shareholders of record who own fewer than 200 shares (201 shares if the address of record is not in the District), who, together, own approximately 21,989 shares of common stock, or about 7% of total outstanding shares, and approximately 263 shareholders of record who own 200 or more shares (201 shares if the address is outside the District) who together own approximately 286,988 shares of common stock or about 93% of total outstanding shares:

The sole purpose of the merger is to reduce the number of record shareholders below 300 persons so that we may then terminate the registration of the common stock with the SEC and thereby avoid the significant costs and personnel time commitment necessary for compliance with the SEC reporting requirements.

Election of Directors. At the meeting, you will also be asked to vote for eleven persons who have been nominated for the board of directors.

Voting on the Merger (Pages ##-##)

At the annual meeting, you will be asked to vote on a proposal to approve the merger transaction as described in the merger agreement. Each share of common stock is entitled to one vote. The merger agreement provides that the merger must be approved by two-thirds of the total voting power of the Bancshares common stock present in person or represented by proxy at the meeting. A majority vote of non-affiliated shareholders (i.e., shareholders who are not officers and directors of Bancshares or of the Bank) is not required to approve the merger proposal. An abstention will have the same effect as a vote against the merger proposal. Broker non-votes will not be counted as shares entitled to vote on the merger proposal, and will, therefore, have no effect on the result of the voting with respect to the merger proposal.

The record date for determining who is entitled to vote at the annual meeting has been fixed as the close of business on June 30, 2003.  On the record date, there were 308,977 shares of common stock outstanding, held of record by 569 holders. Of those shares, 126,655 shares are beneficially owned by directors and executive officers (approximately 41%% of the outstanding shares). We have been informed that the directors and management shareholders intend to vote in favor of the merger proposal.

Purpose, Structure and Effects of the Merger (Pages ##-##, ##-##)

The purpose of the merger is to reduce the total number of holders of shares of the common stock to less than 300 persons so that we may terminate our status as a reporting company and avoid the reporting and other SEC filing requirements attendant to that status. The board of directors believes that the management burden and monetary expense associated with the SEC reporting and other filing requirements far outweigh any advantage of remaining as an SEC reporting company.

The merger has been structured as follows: A newly-created, wholly-owned subsidiary of Bancshares, Pointe Coupee Bancshares, Inc., will be merged into Bancshares with Bancshares remaining as the surviving corporation to the merger.  Pointe Coupee Bancshares, Inc. will then cease to exist. In the merger:

a.)      each share of common stock owned of record on the effective date of the merger by a holder of fewer than 200 shares of common stock (201 shares if the address is outside the District) will be converted into, and will represent the right to receive $33.00 in cash from Bancshares for each share, and those shares will be cancelled; and

b.)      each other share of common stock will continue to represent one share of Bancshares common stock following the merger.

Upon completion of the merger, shareholders whose shares are converted into cash will cease to have any ownership interest in Bancshares and will cease to participate in future earnings and growth, if any, of Bancshares or to benefit from any increases, if any, in the value of the Bancshares stock. Moreover, upon completion of the merger, the certificates representing those shares of common stock will be cancelled.

Shareholder records indicate that approximately 263 of the total 569 record shareholders own 200 or more shares of our common stock (201 shares if the address is outside the District). Since 263 is below the 300 shareholder threshold, the board determined to use 200 shares as the minimum required share ownership level.  The 263 shareholders who own 200 (201 shares if the address is outside the District) or more shares own approximately 93% of the outstanding shares. The 306 shareholders who will receive cash for their shares in the merger own approximately 7% of the outstanding shares.

Recommendation of the Board of Directors (Pages ##-##)

The board of directors of Bancshares has unanimously approved the merger transaction and recommends that you vote to approve the transaction. The board of directors believes that the transaction is in the best interests of Bancshares and its shareholders, and that the transaction is fair to all Bancshares shareholders, including the non-affiliated Bancshares share-holders.

In reaching their decision to recommend and approve the merger proposal, the board of directors considered a number of factors, including the appraisal of the common stock by National Capital, L.L.C.

See "Proposal 1: Approval of the Merger-Recommendation of our Board of Directors"; and "-Financial Fairness."

The Merger Consideration (Page ##-##)

If the merger is completed, Bancshares will pay $33.00 in cash per share for each share of common stock converted into cash in the merger transaction. In the aggregate, Bancshares will pay approximately $725,637 to acquire all of the shares from shareholders who will receive cash as a result of the merger. The funds necessary to acquire these shares are anticipated to come from Bancshares existing cash on hand. Further, we estimate that Bancshares will incur approximately $40,000 in costs and expenses associated with the merger transaction.

National Capital, L.L.C.'s Fairness Opinion (Pages ##-##)

National Capital, L.L.C., Bancshares' independent financial advisor, delivered to the Board a written opinion dated May 21, 2003, stating that the consideration of $33.00 per share is fair to the shareholders who receive cash in the transaction. National Capital, L.L.C. will receive a fee of approximately $15,000 for the services it has provided to Bancshares in respect of the proposed merger. The full text of the opinion is attached as Appendix B to this proxy statement. Please read this opinion. See "Proposal 1: Approval of the Merger-Financial Fairness" for a description of National Capital, L.L.C.'s opinion and the analyses performed by it.

Potential Conflicts Of Interest Of Executive Officers And Directors (Pages ##,##, ##)

The executive officers and directors of Bancshares and the Bank may have interests in the transaction that are different from your interests as a shareholder, or relationships that may present conflicts of interest, including the following:

a.)      Each member of the board of directors and some of the executive officers hold of record 200 or more shares of the common stock and will retain their shares in the merger; and

b.)      As a result of the merger, the shareholders who will retain their shares, such as our directors and some executive officers, will increase their percentage ownership interest in Bancshares as a result of the merger. For example, assuming the merger is approved, the ownership percentage of the directors and officers will increase from 41% to approximately 44% as a result of the reduction of the number of shares of the common stock outstanding by approximately 21,989 shares.

The Bancshares and Pointe Coupee Bancshares, Inc. directors and executive officers are the same.

See "Proposal 1: Approval of the Merger-Interests of Certain Persons in the Merger" and "Certain Relationships and Related Transactions" for a description of these potential conflicts.

Conditions to the Merger (Page ##)

The merger agreement and the transactions contemplated by the merger agreement are subject to a number of conditions, including:

a.)      approval of the merger by our shareholders; and

b.)      satisfaction of certain conditions including receipt of all regulatory approvals, if required.

See "Certain Terms of The Merger-Conditions to Consummation of the Merger" and "-Regulatory Requirements" for a description of the conditions to the consummation of the merger under the merger agreement.

Termination of the Merger Transaction (Page ##)

The merger transaction may be terminated in specified circumstances,

a.)      if the required shareholder vote is not obtained;

b.)      if Bancshares is required, in connection with the merger transaction, to pay more than $1,200,000 in the aggregate to

(i)      shareholders receiving cash in the merger; and
            (ii)     dissenting shareholders.

This $1,200,000 ceiling does not include expenses related to the merger transaction.

See "Certain Terms of the Merger-Amendment or Termination of the Merger Agreement" for a description of the termination events under the merger agreement.

Dissenters' Rights (Pages ##-##)

If the merger is approved by the holders of less than 80% of the outstanding common stock (247,181 shares), you will be entitled to dissent from the merger (if you follow certain procedures) and receive payment by Bancshares of the fair value of your shares. The board of directors believes that holders whose shares of stock are converted into cash will receive the fair value of their shares under the terms of the merger transaction. For more information regarding your right to dissent from the merger, please read the section of this proxy statement entitled "Rights of Dissenting Shareholders," and the provisions of La. R.S. Section 12:131.

Federal Income Tax Consequences (Pages ##-##)

A shareholder who receives cash in the merger will generally be taxed on receipt of the merger consideration if and to the extent that the amount received exceeds his or her tax basis in the common stock. Determining the tax consequences of the merger can be complicated. See "Material U.S. Federal Income Tax Consequences of the Merger" for more details on the federal income tax consequences of the merger. You should consult your financial and tax advisors in order to understand fully how the merger will affect you.

Election of Directors (Pages ##-##)

The names of eleven nominees have been submitted for election to our board of directors. Each nominee is currently a member of the board of directors. The vote of a plurality of the votes cast in person or by proxy is required to elect a nominee for director. The eleven nominees who receive the greatest number of votes will be elected. Shareholders are not entitled to cumulate their shares of common stock for the purpose of electing directors or otherwise. The withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote for election of directors.

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address commonly asked questions regarding the annual meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement.

When and Where is the Annual Meeting?

The meeting will be held on August 20, 2003, at 3:00 p.m., local time, at Peoples Bank and Trust Company's main offices, at 805 Hospital Road, New Roads, Louisiana 70760.

How Many Votes Do I Have?

You will have one vote for every share of common stock you owned on June 30, 2003, the record date.

How Many Votes Can Be Cast By All Stockholders?

As of June 30, 2003 (the record date), 308,977 shares of common stock were issued and outstanding and held of record by approximately 569 shareholders.

Can I Change My Vote?

Yes, just send in a new proxy with a later date, or send a written notice of revocation to the corporate secretary at the address on the front of this proxy statement. If you attend the annual meeting and want to vote in person, you can deliver a written revocation of your proxy to the secretary at the meeting.

What Happens if the Meeting is Postponed or Adjourned?

Your proxy will be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who is Being Nominated to the Board of Directors?

         The board of directors has nominated the following individuals for election as directors at the meeting: Joseph J. David, Clyde W. Kimball, Frank N. Foti, Camille N. Laborde, Norris A. Melancon, Jr., C.E. Hebert, III, Stephen P. David, Maurice Picard, Thomas W. Montgomery, III, Joseph M. Thibaut, Sr.  Rodney G. Fontaine. Each of these nominees is presently a member of the board of directors. The board of directors recommends that you vote "FOR" the persons nominated by the board to serve as directors.

Why Should I Vote to Approve the Plan of Merger?

The board of directors believes that the merger is in the best interests of all Bancshares shareholders. The merger will reduce the number of holders of shares of common stock to below 300 persons, which will then allow termination of the registration of the common stock under the Securities Exchange Act of 1934 (the "1934 Act"). The board believes that the monetary expenses and the burden to management incident to continued compliance with the 1934 Act significantly outweigh any material benefits derived from continued registration of the shares.

The merger will also serve as a source of liquidity for those shareholders who receive cash for their shares. The board recognizes that there is no active trading market for the common stock and no market is expected to develop upon consummation of the merger. The board believes that the merger provides a means for those shareholders with a limited number of shares to receive cash for their shares at a fair price and without out-of-pocket costs.

How Will the Merger Affect the Day-to-Day Operations?

The merger will have very little effect on Bancshares or on the Bank's operations. The Bank will continue to conduct its existing operations in the same manner as now conducted. The articles of incorporation and by-laws of Bancshares and the Bank will remain in effect and unchanged by the merger. The deposits of the Bank will continue to be insured by the FDIC. After the merger is completed, the current officers and directors of the Bank will continue to hold the positions each now holds with the Bank, and the Bank will continue to be regulated by the same agencies as before the merger.

How Was the Cash Price for Shares of the Common Stock Determined?

The board of directors retained National Capital, L.L.C., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to assist the board in determining a fair price for the shares of common stock to be purchased by Bancshares in the merger transaction. National Capital, L.L.C. delivered an appraisal to the board valuing a share of the common stock at between $30.00 and $35.00 per share. The board of directors considered the independent valuation and other factors and determined that the cash consideration under the merger agreement should be $33.00 per share. Subsequently, National Capital, L.L.C. issued an opinion to the board of directors that the cash consideration to be paid under the merger agreement was fair, from a financial point of view, to the shareholders receiving cash in the merger. We have attached a copy of the fairness opinion of National Capital, L.L.C. as Appendix B to this proxy statement for your review.

May I Obtain a Copy of National Capital, L.L.C.'s Appraisal?

Yes, you or your representative (designated in writing) may inspect and copy the appraisal at the Bank's main office during regular business hours. We will also transmit a copy of the appraisal to you or your representative (designated in writing) upon written request and at your expense. Please send in your written request to the address set forth on the front of this proxy statement. We may request additional information or documentation from you if we believe that it is necessary to verify your identity or that of your representative or the authority of your representative. You may also be required to execute an agreement to protect the confidentiality of the information contained in the appraisal.

When Will the Merger Be Completed?

We plan to complete the transaction by August 31, 2003 so that registration of the common stock can be terminated promptly thereafter.

Should I Send in My Common Stock Certificates Now?

No. After the merger transaction is completed, those shareholders who receive cash in the merger will receive written instructions for exchange of their common stock certificates for cash.

Who Can Help Answer My Questions?

If you have any questions about the annual meeting or any of the items to be considered by the shareholders at the meeting, or if you need additional copies of the enclosed materials or proxy, you should contact: Stephen P. David, at 805 Hospital Road, New Roads, Louisiana 70760. His telephone number is (225) 638-3713.

What Do I Need to Do Now?

Mail your signed proxy in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. If you sign and return your proxy but do not include instructions on how to vote, your shares will be voted:

a.) "FOR" the proposal to approve and adopt the merger and the merger agreement; and

b.)  "FOR" each of the eleven persons nominated by the board of  directors to serve as directors.

For a more complete description of voting at the shareholders' meeting, see the section entitled "Additional Information About the Annual Meeting-How to vote my proxy" beginning on page # of this proxy statement.

FORWARD-LOOKING STATEMENTS

Forward-looking statements are included in this proxy statement and the documents incorporated herein by reference. These forward-looking statements include discussions of expectations concerning future operations, profitability, liquidity and capital resources and the expected effects on us and our shareholders if the merger transaction is completed. You can identify these forward-looking statements by use of the words "expects," "estimates," "believes," "plans," "anticipates" or similar expressions. Actual results could differ materially from those expressed or implied by the forward-looking statements as a result of known and unknown risks, uncertainties and other factors. A factor that might cause such a difference is the uncertainty as to the cost savings to be realized after termination of public registration of the common stock. There can be no assurance that our business strategy will be successful or that the business and operations will not be adversely affected by the proposed merger transaction.

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

Solicitation of Proxies

Bancshares will pay the expenses of soliciting proxies to be voted at the annual shareholders' meeting. In addition to soliciting proxies through the mail, proxies may be solicited by directors, officers and employees in person or by telephone or other means of communication. Directors, officers and employees will not receive additional compensation for their efforts during this solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. After the original mailing of the proxies and other solicitation materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and solicitation materials to beneficial owners for whom they hold shares.

Votes Needed for a Quorum

The holders of a majority of the shares of the common stock (154,489 shares) entitled to vote at the shareholders' meeting must be present at the meeting, either in person or by a properly executed proxy, to obtain the quorum necessary to transact business at the meeting. The shares owned by shareholders present at the meeting or represented at the meeting by a properly executed proxy, but who abstain from voting on the merger, will be treated as shares that are present and entitled to vote at the meeting for determining whether or not a quorum exists. Further, broker non-votes, if any, will be treated as present for determining whether a quorum exists.

Vote Required to Approve the Merger and to Elect Directors

If a quorum is present at the meeting,

a.)      the affirmative vote of the holders of at least two-thirds of the voting power present at the meeting, in person or by proxy, will be required to approve the merger transaction; and

b.)      the directors will be elected by a plurality of the votes cast, in person or by proxy, at the meeting.

Approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the total voting power present at the meeting, in person or by proxy.

Abstentions will have the effect of a vote against the merger proposal. Broker non-votes will not be counted as shares entitled to vote on the merger proposal, and will, therefore, have no effect on the result of the voting with respect to the merger proposal.

There is no cumulative voting in the election of directors. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality, and thus will have no effect on the election of directors.

How to Vote Your Proxy

The proxy accompanying this proxy statement is solicited on behalf of the board of directors for use at the annual shareholders' meeting. We encourage you to attend the annual meeting, and execution of a proxy will not affect your right to attend the meeting and to vote in person. However, to ensure that your shares are voted in accordance with your wishes and that a quorum is present at the meeting so that we can transact business, you are urged to complete, sign and return the enclosed proxy as promptly as possible in the enclosed, self-addressed stamped envelope. Your prompt response will help reduce proxy costs, which are paid for by Bancshares.

Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to 805 Hospital Road, New Roads, Louisiana 70760, Attention: Stephen P. David. All properly signed proxies received before the vote is taken at the meeting will be voted as indicated on the proxy unless the proxy is revoked before its exercise. You have the unconditional right to revoke your proxy by:

a.)      a written, dated instrument delivered to us at or before the meeting stating that the proxy is revoked; or

b.)      a subsequent proxy that is signed by the same person who signed the earlier proxy and is presented at or prior to the meeting.

However, mere attendance at the shareholders' meeting will not of itself revoke a proxy.

If your shares are held of record in "street name" by a broker, bank or other nominee and you intend to vote your shares in person at the annual meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

The board of directors does not know of any matters other than the election of directors and the proposal to approve the merger and merger agreement to be presented for a vote at the annual meeting. If any other matters are properly brought before the meeting, or any adjournment, the persons named in the proxies, acting under the proxy, will have discretion to vote on those matters in accordance with their best judgment, including adjournment of the annual meeting.

PROPOSAL 1: APPROVAL OF THE MERGER

General

You are being asked to consider and vote upon a proposal to approve the merger of Pointe Coupee Bancshares, Inc. a newly-formed, wholly-owned subsidiary of Bancshares, into Bancshares, with Bancshares being the surviving corporation.  Pursuant to the terms of the merger,

a.)      each share of common stock owned of record on the effective date of the merger by a shareholder who holds of record 200 or fewer shares (201 shares in the case of a shareholder with an address of record outside of Pointe Coupee, West Baton Rouge and Iberville Parishes, Louisiana (the "District") will be converted into the right to receive $33.00 in cash per share, and

b.)      each share of common stock held, by any other shareholder  will continue to represent one share of common stock of Bancshares following the merger.

The sole purpose of the merger is to allow us to reduce the number of shareholders below 300 in order to terminate registration of the common stock and our status as a public company, which will allow us to avoid the time and expense of compliance with SEC reporting and other filing requirements.

Bancshares and the Bank

Bancshares is a Louisiana corporation and a registered bank holding company incorporated in 1983 to hold the outstanding stock of Peoples Bank and Trust Company. The Bank is our wholly-owned subsidiary and, except for Pointe Coupe Bancshares, Inc., Bancshares has no other subsidiaries. At March 31, 2003, Bancshares had total consolidated assets of approximately $53 million and shareholders' equity of approximately $10 million. The Bank's and Bancshares' principal executive offices are at 805 Hospital Road, New Roads, Louisiana, 70760 and its telephone number is (225) 638-3717.

The Bank was organized as a Louisiana state bank in 1979. The Bank provides full service consumer and commercial banking services principally in Pointe Coupee Parish in the State of Louisiana through its main banking office at 805 Hospital Ave., New Roads, Louisiana, and at a full service branch located in Livonia, Louisiana. Deposits of the Bank are insured by the Federal Deposit Insurance Corporation up to the applicable legal limits. The Bank offers an array of deposit services, including checking, NOW accounts, money market investments, money market checking, savings and other time deposits of various types, loans for business, agriculture, real estate, personal use, home improvement, automobile, and a variety of other types of loans and services including letters of credit, safe deposit rental, bank money orders, cashiers checks, credit cards, and wire transfers.

The Bank's lending activities consist principally of real estate, consumer, commercial and agricultural loans. At March 31, 2003, the Bank had outstanding approximately $46 million in loans, of which 50% were in commercial loans to borrowers engaged in various lines of business, 15% were in consumer loans, 20% were in real estate loans (primarily residential real estate), and 15% were in agricultural loans. The Bank's deposits represent a cross-section of the area's economy, and there is no material concentration of deposits from any single customer or group of customers. At March 31, 2003, the Bank had total deposits of approximately $39 million.

The Bank has not been convicted in a criminal proceeding during the past five years, nor has it been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws.

Pointe Coupee Bancshares, Inc.

Pointe Coupee Bancshares, Inc. is a newly-formed Louisiana corporation, and is a wholly-owned subsidiary of Bancshares. Pointe Coupee Bancshares, Inc.'s executive offices are located at 805 Hospital Road, New Roads, Louisiana 70760, and its telephone number is (225) 638-3713.  Pointe Coupee Bancshares, Inc. was organized solely for the purpose of facilitating the merger transaction. Pointe Coupee Bancshares, Inc. will merge into Bancshares, and will cease to exist after the merger. Pointe Coupee Bancshares, Inc. has not conducted any activities other than those incident to its formation, its negotiation and execution of the merger agreement, and its assistance in preparing various SEC filings related to the proposed going private transaction. Pointe Coupee Bancshares, Inc. has no significant assets, liabilities or shareholders' equity.

Pointe Coupee Bancshares, Inc. has not been convicted in a criminal proceeding during the past five years, nor has it been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws.

Background Of The Merger Proposal

At its inception in 1983, Bancshares was a private company and had no SEC reporting or other filing obligations. However, over time the total number of shareholders increased to more than 500. Exceeding the 500 shareholder threshold triggered an SEC requirement for registration of the Bancshares common stock under Section 12(g) of the Securities Exchange Act of 1934. We believe that the number of shareholders exceeded 500 record holders primarily because of transfers of shares as part of succession proceedings in which shares of a deceased shareholder were frequently transferred to two or more heirs or other persons succeeding to the assets of the decedent shareholders. Bancshares has not engaged in any offering of shares of its common stock since inception.

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

a.)      Quarterly Reports on Form 10-Q;

b.)      Annual Reports on Form 10-K; and

c.)      Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act of 1934.

The costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, fees of our auditors, costs of printing and mailing the SEC documents and the word processing, specialized software and filing costs associated with the SEC reports and other filings.  In addition, the adoption in 2002 of the Sarbanes-Oxley Act of 2002, together with implementing regulations of the SEC, has increased our compliance costs.

These SEC registration-related expenses have been increasing over the years, and we believe that they will continue to increase. As a result of these expenses and the burden on management required for compliance with SEC rules and regulations, during 2002 our management began exploring the possibility of terminating the registration of the common stock with the SEC. Management has concluded that any benefits from being a registered ("public") company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. After discussions with corporate counsel, management determined that the number of our record shareholders must be reduced below 300 persons in a transaction that would be deemed by the SEC to be a "going private" transaction in order to terminate the registration of our common stock with the SEC.

Management's review of stock records confirmed that, if Bancshares repurchased all of the shares of every shareholder that owned fewer than 200 shares only 263 total record shareholders would remain after the purchases were completed, and 263 total shareholders is comfortably below the 300 shareholder threshold required to terminate SEC registration.

Management discussed with corporate counsel possible structures for a transaction by which all shares owned by such holders would be acquired by Bancshares. Management determined that three viable alternatives existed: a tender offer structure, a reverse stock split and a merger of a wholly-owned subsidiary into Bancshares. Management decided to present these three alternative structures to the board for consideration. Management also contacted National Capital, L.L.C., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to provide advice concerning the potential financial terms of a "going private" transaction.

On June 11, 2003, management presented to the board of directors alternative structures for, and an overview of, a "going private" transaction. Management presented to the board the projected savings in costs and management time that would result from terminating the SEC registration of our common stock. The board considered three alternative structures for a going private transaction, a tender offer, a reverse stock split and a merger. The board of directors, based upon the presentation of management determined to proceed with a "going private" transaction. The board agrees with management that the burden on management and the expense of the SEC reporting and other filing obligations outweighs any benefit from the SEC registration of our common stock. The board also determined that a merger was the preferred structure because

a.)      a tender offer process is more expensive, could take many months to complete, and would provide no assurances that a sufficient number of shareholders would tender their shares; and

b.)      unlike a merger, a reverse stock split structure would not provide shareholders with statutory appraisal rights under Louisiana law. See "Rights of Dissenting Shareholders."

In addition, the board concluded that it was in the best interests of the shareholders of Bancshares, particularly the shareholders who would receive cash for their shares in the merger, that an independent financial advisor be retained to conduct an appraisal of the value of the common stock. At the June 11, 2003 meeting, the board reviewed the credentials of National Capital, L.L.C., and authorized the retention of National Capital, L.L.C. to perform an appraisal of the common stock.

The board also reviewed the stockholder records with Stephen P. David, President and CEO of the Bank, and preliminarily determined that shares held of record on the record date by a shareholder owning fewer than 200 or 201 shares would be converted to the right to receive cash in the merger. Further, the board authorized management to begin the process of preparing the required transaction documents as well as the necessary SEC filings.

         The board of directors met again on June 11, 2003 to discuss the merger transaction. Mr. David reviewed again with the board the existing shareholder listing in order to confirm that the merger structure would result in our having fewer than 300 shareholders of record. As a result of Mr. David's presentation, and based upon the record shareholder listing, the board set 200 shares (201 in the case of shareholders with addresses outside the District) as the minimum number of shares needed by a shareholder to continue as a shareholder of Bancshares following the merger.

Mr. David explained that if the board approved the merger proposal, a proxy statement and Schedule 13E-3 would be filed with the SEC. The board reviewed a draft of the proxy statement and the board discussed the disclosures that would be required in these SEC filings. The board also discussed the fact that the proposed merger transaction, if approved by the board, could be presented at the 2003 annual meeting and included in the proxy statement for that meeting, thereby saving the cost of a special shareholders meeting.

National Capital, L.L.C. delivered its valuation of the common stock to Mr. David on May 21, 2003. The range of values provided was from $30.00 per share to $35.00 per share. Mr. David delivered this information to the board and discussed the analyses performed by National Capital, L.L.C.

After these discussions, the board determined that $33.00 was a fair value for the shares of common stock to be purchased by Bancshares in the merger and that the merger transaction was fair to all shareholders (including non-affiliated shareholders).

The board requested an opinion by National Capital, L.L.C. that the final $33.00 per share price was fair, from a financial point of view, to the shareholders who would receive cash in the merger. National Capital, L.L.C. delivered the fairness opinion to all shareholders of Bancshares, including the board, which opinion states that $33.00 per share is fair, from a financial point of view, to all shareholders of Bancshares, including the shareholders receiving cash in the merger. The Board also reviewed a draft merger agreement. The board then adopted resolutions approving a form of merger agreement, authorizing management to proceed with the merger transaction and to seek shareholder approval of the merger proposal.

The board determined that the merger proposal was fair to all shareholders (including non-affiliated shareholders), generally, and specifically with respect to shareholders receiving cash in the merger. In making this determination, the board did not utilize the following procedural safeguards:

a.)      the merger transaction was not structured to require separate approval by a majority of those shareholders who are not officers or directors of Bancshares or the Bank; and

b.)      the directors did not retain any unaffiliated representative to act solely on behalf of shareholders who are not officers or directors for purposes of negotiating the terms of the merger transaction or to prepare a report regarding the fairness of the transaction.

The board has determined that, based upon the factors described in "---Recommendation of our Board of Directors" below, the merger is fair to all shareholders of Bancshares, including shareholders who are not officers or directors.

The board did not consider any alternatives to a going private transaction. The board did not consider a possible sale of Bancshares since no firm offers had been presented to the board and no determination had been made that such a sale would be in the best interest of the shareholders. Further, the board did not view a sale as an alternative that could achieve what could be achieved in the merger/going private transaction, which includes providing liquidity for those shareholders being cashed out in the merger and reducing costs for Bancshares and those shareholders retaining their shares in the merger.

Purposes of and Reasons for the Merger Proposal

The purpose of the proposed merger is to terminate our status as a reporting company with the SEC, which we believe will reduce our expenses and create shareholder value. We are aware that the advantages to being a public company, including potential investment liquidity and the possibility for use of company securities to raise capital or make acquisitions, may be important to some companies. We have not, however, taken advantage of any of these benefits and will not be in a position to do so in the foreseeable future. In the board's judgment, the registration of Bancshares stock with the SEC yields no advantages and, therefore, no justification exists for the continuing direct and indirect costs of registration with the SEC. In addition, the board believes that management has reduced corporate overhead as much as possible, and that the majority of the corporate costs remaining are those associated with being a public company. We believe these costs will only continue to increase.

We incur direct and indirect costs associated with the filing and reporting requirements imposed on public companies by the 1934 Act. Examples of anticipated direct cost savings from terminating registration of the common stock include substantially less complicated disclosure, reduced professional and advisory fees, reduced accounting fees, reduced insurance costs, reduced printing and mailing costs for corporate communications, and reduced miscellaneous, clerical and other expenses (e.g., the word processing, specialized software and electronic filings associated with SEC filings).

Our direct costs associated with the routine SEC filing and reporting requirements were approximately $18,000 or 2% of our overhead expense in 2002. These expenses consisted of the following:

a.)      Accounting Fees                                                  $12,000
            b.)      Securities Counsel                                               $  1,000
            c.)      Corporate Communications                                 $  3,000
            d.)     SEC Filing Fees and Miscellaneous                      $  2,000

We believe that the costs incurred in 2002 are a low estimate for the recurring annual cost savings that should result from the merger transaction and subsequent termination of our SEC registration, considering the substantial additional obligations imposed by the Sarbanes-Oxley Act of 2002 and SEC regulations. Estimates of the annual savings to be realized if the merger is implemented are based upon (i) the actual costs of the services and disbursements in each of the above categories that are reflected in recent historical financial statements and (ii) management's estimates of the portion of the expenses and disbursements in each category believed to be solely or primarily attributable to the public company status. In some instances, management's estimates are based on information provided by third parties or upon verifiable assumptions. For example, our auditors have informed us that there will likely be a reduction in accounting fees if we cease to be public as  reviews of SEC filings will not be needed if we no longer file reports with the SEC. Other estimates are more subjective. For example, we expect lower printing and mailing costs as a result of less complicated disclosure required by our private status, and the reduction in direct miscellaneous clerical and other expenses.

The amounts set forth above are only estimates, and the actual savings to be realized by us following the merger may be higher or lower than these estimates. We expect that the majority of our estimated savings will not be realized until after the fiscal year ending December 31, 2003.

The projected reduction in the number of total record shareholders from 569 to 263 will also result in reduced expenses and less burden on management because Bancshares will have significantly fewer shareholders. For example, management will have fewer shareholders from whom to receive communications and to whom communications must be sent. Also, having fewer shareholders reduces the amount of postage and related expenses associated with the issuance of dividend checks to shareholders.

Structure of the Merger

The merger proposal is structured as a "going private" transaction because it is intended to and, if completed, will likely result in the termination of our reporting requirements and other filing obligations under the Securities Exchange Act of 1934.

The merger has been structured so that upon consummation of the merger, Bancshares will have fewer than 300 record holders of its shares of common stock. We have recently organized Pointe Coupee Bancshares, Inc., as a wholly-owned subsidiary to facilitate the merger transaction. Pointe Coupee Bancshares, Inc., will be merged into Bancshares pursuant to the terms of the merger agreement.

Bancshares will be the surviving corporation in the merger.

Under the merger agreement, each share of common stock owned by a shareholder who holds of record fewer than 200 shares (201 in the case of shareholders with an address of record outside the District) will be converted into the right to receive $33.00 cash. The board selected these numbers as the ownership minimum for several reasons, including to ensure that, after completion of the merger:

a.)      the number of record shareholders would be less than the 300 shareholder limit necessary to terminate registration with the SEC;

b.)      shareholders would have the ability to make future transfers (by gift or otherwise) of common stock; and

c.)      we would have sufficient flexibility to issue stock in the future for corporate purposes, including raising equity capital for Bancshares or the Bank or attracting and retaining qualified employees, directors or executive officers.

If the merger is approved by the holders of less than 80% of the outstanding common stock, those shareholders who vote against the merger proposal will be entitled to dissent from the merger by following the procedures set forth in La. R.S. Section 12:131. See "Rights of Dissenting Shareholders" beginning on page ______ of this proxy statement.

Determination of the Terms of the Merger

The structure and terms of the merger were determined by current management and the board of directors. Because Pointe Coupee Bancshares, Inc., is a wholly-owned subsidiary, the terms of the merger cannot be considered the result of arm's-length negotiations between unrelated parties. Consequently, the board retained National Capital, L.L.C., an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to appraise the common stock. The cash consideration to be paid for the common stock under the merger was determined by the board of directors, in part, in reliance on National Capital, L.L.C.'s appraisal and fairness opinion. See "-Financial Fairness."

Financial Fairness

The board of directors believes that the merger proposal is fair to, and in the best interests of, Bancshares and all shareholders, including those shareholders who are officers and directors as well as those who are not officers and directors, and to all shareholders who will receive cash for their shares. The board of directors also believes that the process by which the merger is to be approved is fair.

The board of directors believes that the merger proposal is fair despite the absence of statutory safeguards identified by the SEC, namely that:

a.)      the board did not retain an unaffiliated representative to act solely on behalf of the shareholders who are not officers or directors, including shareholders who will receive only cash in the merger, for the purpose of negotiating the terms of the merger proposal or preparing a report covering the fairness of the merger proposal; and

b.)      the merger proposal is not structured so that the approval of at least a majority of those shareholders who are not officers and directors is required.

Despite the absence of an SEC requirement to do so, the board obtained an opinion from an unaffiliated third-party relating to the fairness of the cash consideration to be paid to certain shareholders. As a result of obtaining an independent fairness opinion, the board determined that the cost of obtaining an additional fairness opinion or appraisal from an unaffiliated representative for the purpose of negotiating the terms of the merger proposal on behalf of the non-affiliated shareholders would be costly and would not provide any meaningful additional benefit.

The board of directors unanimously approved the merger proposal, and the board recommends that the shareholders approve the proposal. Each member of the board of directors who owns shares of common stock has expressed his intention to vote in favor of the merger proposal, including the board members who are not employees of Bancshares or the Bank.

The board of directors required that National Capital, L.L.C. (i) value the common stock, and (ii) issue a fairness opinion on the price determined by the board of directors to be paid for shares of common stock in connection with the merger proposal. The board imposed no limitations upon National Capital, L.L.C. with respect to the investigations made or procedures followed in rendering the appraisal or the fairness opinion. A copy of National Capital, L.L.C.'s fairness opinion is attached to this proxy statement as Appendix B.

National Capital, L.L.C., an independent financial advisor, is a Louisiana limited liability company with extensive experience in the valuation of banks and bank holding companies. The board chose National Capital, L.L.C. to perform the appraisal based upon its reputation and management's recommendations.

In rendering its appraisal and fairness opinion, National Capital, L.L.C. considered such financial and other factors as it deemed appropriate under the circumstances, including, among others:

a.)      the historical and current financial position and results of operations of Bancshares;

b.)      the historical and current financial position and results of operations of Bancshares and the Bank, including information related to interest income, interest expense, net interest margin, net non-interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements of the Bank;

c.)      the assets and liabilities of Bancshares and the Bank, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

d.)     results of recent regulatory examinations of the Bank;

e.)      future earnings and dividend paying capacity;

f.)      certain other publicly available financial and other information concerning Bancshares;

g.)      the general economic, market and financial conditions affecting our operations and business prospects;

h.)     the competitive and economic outlook for the Bank's trade area and the banking industry in general; and

i.)      publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other merger transactions involving banks or bank holding companies.

In addition, National Capital, L.L.C. interviewed senior management concerning our past and current operations, financial condition and future prospects, as well as the results of recent regulatory examinations. Based in part on the foregoing factors, National Capital, L.L.C. developed earnings projections for us for the years ending December 31, 2003 through December 31, 2008. National Capital, L.L.C. used these projections, the factors described above and other relevant factors and information deemed appropriate in National Capital, L.L.C.'s professional judgment to develop an appraisal for the common stock and an opinion as to the financial fairness of the merger transaction.

In rendering its appraisal and fairness opinion, National Capital, L.L.C. relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the information. National Capital, L.L.C. did not make or obtain any evaluations or appraisals of the properties of Bancshares or the Bank, nor did it examine any individual loan credit files. National Capital, L.L.C.'s appraisal and fairness opinion are necessarily based upon conditions as they existed at the time and can be evaluated only as of the respective date that each was rendered.

The preparation of an appraisal and a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its appraisal and fairness opinion, National Capital, L.L.C. made numerous assumptions with respect to industry performance, business and economic conditions and other matters. While National Capital, L.L.C. believes that these projections and the assumptions upon which they were based were reasonable, National Capital, L.L.C. has no control over the future occurrence of any of the events upon which the projections were based. Certain of the projections are based on factors, such as general and local economic conditions, that are beyond our control. In addition, National Capital, L.L.C.'s projections do not provide for unforeseen risks and contingencies that may arise in the operation of Bancshares and the Bank. Consequently, National Capital, L.L.C. cannot assure you that the projections on which its appraisal and fairness opinion were based will accurately forecast the future results of operations of Bancshares and the Bank. The actual future results of our operations may be significantly more or less favorable than National Capital, L.L.C.'s financial projections. In addition, estimates of values of other companies used in rendering the appraisal and fairness opinion do not purport to be appraisals of those companies or necessarily reflect the prices at which those companies or their securities may actually be sold.

Standard of Value. Before assessing the value of the common stock, National Capital, L.L.C. was required to determine the proper valuation standard to use. The fair market value standard of valuation contemplates a willing buyer and a willing seller, each with full knowledge of the relevant facts and under no compulsion to transact. On the other hand, the fair value standard of valuation contemplates a scenario where one of the parties to the transaction may be compelled to complete a transaction. The fair value standard is also the measure of value that generally applies in dissenting shareholder lawsuits and, at times, in corporate dissolutions. Shares being valued under the fair value standard of valuation are generally held by shareholders with a minority interest in the entity. Under the fair value standard, an appraiser must lean toward a value that favors the unwilling party in the transaction, but not so much as to be unfair to the shareholders who remain after the transaction is completed. Thus, the fair value standard will yield a value higher than the fair market value standard of value. Based on the nature of the transaction and the parties involved, National Capital, L.L.C. determined that the fair value standard of valuation would be appropriate in this transaction.

In determining the fair value of the common stock, National Capital, L.L.C. considered the use of a number of different valuation methods, including the net asset value approach, market valuation approach, earnings capitalization approach, guideline company approach and investment value approach, as explained below. The analyses underlying the valuation must be considered in their entirety. The failure to consider all factors, analyses and methods underlying the whole of the appraisal could create an incomplete view of the analyses and the processes underlying the appraisal and the fairness opinion.

Net asset value approach. The net asset value approach derives a value by determining the market value of the individual balance sheet components. This approach typically assumes liquidation of the entity's property on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets. National Capital, L.L.C. did not believe that the net asset value approach was the best approach to use in this transaction because we are a going concern and because the net asset value method is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), the net asset value approach results in a liquidation value and does not take into account the values attributable to the going concern, such as the interrelationship among assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth. Therefore, National Capital, L.L.C. did not perform a net asset appraisal and gave no weight to the net asset value approach of valuation in determining the fair value of the common stock.

Market value or comparative transaction approach. The market value approach is frequently used to determine the price of a minority block of stock when both the quantity and quality of comparable data are deemed sufficient. Under the market value approach, the "hypothetical" fair value for a small bank whose stock is not actively traded may be determined by creating a universe of similar whole bank and whole bank holding company transactions over a suitable period of time and within an appropriate geography. A summary of these transactions is included in Appendix D to this proxy statement. The pricing multiples and financial characteristics of the companies that were acquired are then compared with the financial characteristics of the entity being valued. National Capital, L.L.C. determined that the market value approach was an appropriate method to use in determining the fair value of the common stock.

In applying the market value approach, National Capital, L.L.C. analyzed the following financial characteristics of Bancshares and the acquired companies: (i) price to tangible book value; (ii) price to earnings; (iii) price to deposits; (iv) price to assets; and (v) premium over tangible book value as a percentage of core deposits. The per share values obtained by using each of the financial characteristics of the acquired companies applied to the financial characteristics of Bancshares yielded the results in the following table.

Market Value Approach

                                                                                    Per Share Value

(i)      Price to tangible book value                                          $20.87

(ii)     Price to earnings                                                           $34.95

(iii)    Price to deposits                                                           $13.90

(iv)    Price to assets                                                              $16.27

(v)     Premium over tangible book value                                $17.69

Taking all values in the table above into consideration, National Capital, L.L.C. determined that the fair value of the common stock under the market value approach was $28.25 per share.

Capitalization of earnings approach. The capitalization of earnings approach relies on historical data rather than estimates of future performance as the basis of valuation, and can provide a reasonable indication of value, especially in cases where the subject company has a history of stable earnings or growth and such stability or growth can be reasonably expected to continue in a similar manner. Bancshares has experienced a slowly declining return on average assets over a relatively long period.  As indicated in the table below, a weighted average of Bancshares' earnings over the past three years was used to establish the earnings level to be capitalized and an average of price to earnings ratios of comparable public companies was used to calculate the appropriate capitalization rate.

Weighted Average Earnings

	2000Y	2001Y	2002Y
Average Assets	44,011	48,954	50,824
Total Deposits	40,329	40,174	39,283
Net Income (Loss)	909	877	892
ROAA	2.07%	1.79%	1.76%
Weighting	1	2	3

Weighted Average Historical ROA	1.82%
Equivalent Earnings on Current Asset Base	963

Price to Earnings Ratios

	Close	Earnings
Institution	4/30/2002	Per Share	P/E
Regions Financial Corporation	33.71	2.72	12.40
AmSouth Bancorporation	20.90	1.67	12.50
Hibernia Corporation	17.97	1.55	11.60
BancorpSouth, Inc.	20.10	1.39	14.50
Trustmark Corporation	24.49	1.88	13.00
Whitney Holding Corporation	33.72	2.39	14.10
Hancock Holding Company	45.47	2.99	15.20
IBERIABANK Corporation	43.55	3.13	13.90
Peoples Holding Company	43.75	3.24	13.50
NBC Capital Corporation	24.60	1.74	14.10
First M & F Corporation	37.68	2.22	17.00
Citizens Holding Company	16.25	1.25	13.00
Teche Holding Company	29.37	2.65	11.10
MidSouth Bancorp, Inc.	19.80	1.50	13.20
Britton & Koontz Capital Corporation	14.56	0.61	23.90

Average			14.20

Average price to earnings ratio:  14.20
            Capitalization rate:  7.04% (1÷14.20)

National Capital determined that the fair value of the common stock under the capitalization of earnings approach (utilizing weighted average earnings of $963,000 and a capitalization rate of 7.04%) was $44.24 per share.  Given the prospects for diminished future earnings relative to historical performance, this method was given no weighting in determining a final value for Bancshares stock.

Non-dilutive exchange value or guideline companies approach. The exchange value approach of valuation looks at a potential acquisition transaction from the point of view of the chief financial officer of a potential acquirer. An acquiring company's objective would be to enhance its earnings per share by means of the acquisition transaction. Accordingly, under the exchange value approach, the appraiser would analyze the earnings stream of the target entity and take into consideration any synergies that the acquirer would be able to realize upon consummation of the transaction. National Capital, L.L.C. determined that the exchange value approach was an appropriate method to use in determining the fair value of the common stock.

Under this method, National Capital, L.L.C. developed a universe of guideline banking companies using publicly traded banks that operate in Louisiana and Mississippi. The value obtained under this method assumes that the common stock would trade as if we were listed on the NASDAQ small cap market and that transactions of the common stock were occurring on a regular basis and in sufficient volume to represent a liquid market. National Capital, L.L.C. selected a basket of four companies operating in Louisiana and Mississippi whose operating characteristics, geographic footprint and lines of business were most similar to Bancshares. The guideline companies selected were Citizens Holding Company, Philadelphia, Mississippi (ticker symbol CIZ), Britton & Koontz Capital Corporation, Natchez, Mississippi (ticker symbol BKBK); MidSouth Bancorp., Lafayette, Louisiana (ticker symbol MSL); and Teche Holding Company, New Iberia, Louisiana (ticker symbol TSH). National Capital, L.L.C. determined that the fair value of the common stock under the exchange value approach was between $34.78 and $40.00 per share.

Investment value approach. The investment value approach considers projected dividends, earnings, maximum dividend paying capacity and future terminal value. This method is a common approach utilized by appraisers to estimate share value-particularly for mature entities with modest growth rates, such as us. The investment value approach produces a value based on a required return and a cash flow that shareholders can expect to receive by holding and ultimately liquidating the shares. National Capital, L.L.C. determined that the investment value approach was an appropriate method to use in determining the fair value of the common stock.

The table below demonstrates the five-year earnings history of Bancshares and the seven-year projected earnings used in this method:

Year	Earnings	Dividends	Return on Average	Average Assets
Actual	(000)	(000)	Assets	(000)
1998	897	262	2.25%	39,887
1999	888	262	2.24%	39,625
2000	909	294	2.07%	44,011
2001	877	309	1.79%	48,954
2002	892	309	1.76%	50,824
Projected
2003	912	638	1.71%	53,382
2004	936	655	1.70%	55,053
2005	977	684	1.70%	57,482
2006	1,018	713	1.70%	59,911
2007	1,060	742	1.70%	62,340
2008	1,101	771	1.70%	64,768

To determine the present value of all future economic benefits associated with the common stock, National Capital, L.L.C. was required to select a discount rate. The discount rate reflects the risk of uncertainty associated with the future economic benefits and a rate of return that an investor would require from a similar investment with similar risks.

National Capital, L.L.C. developed an appropriate discount rate using the build-up method. National Capital, L.L.C. used the April 2003 ten-year U.S. Constant Maturity Treasury yield of 3.96% as the benchmark risk-free rate. National Capital, L.L.C. used an equity risk premium of 7.40%, which was the historic average annual difference between the yield on the intermediate U.S. Treasury Note, and the total returns on stocks of large companies as calculated by Ibbotson Associates("Ibbotson") in its Stocks, Bonds, Bills and Inflation 2003 Yearbook.

National Capital, L.L.C. also considered adjustments to the risk-free and equity risk premium due to the industry in which Bancshares operates. An industry risk premium is required to adjust for valuation differences by industry and was determined to be -1.30% based on data compiled by Ibbotson.

National Capital, L.L.C. also considered adjustments to the risk-free and equity risk premium due to the small size of Bancshares' market value and characteristics specific to Bancshares. A micro-cap premium is required for companies with very small market capitalizations and was determined to be 5.67% based on data compiled by Ibbotson.  Specific company risk factors, including location and economic concentration, added another 1.00% premium.

The build up method produced a discount rate of 16.73% as demonstrated below:

Build Up Method
April 2003

Riskless Rate (5 Yr. Treasury)                                                                   3.96%
Equity Risk Premium                                                                                 7.40%
Industry Risk Premium                                                                              -1.30%
Micro-Cap Size Premium                                                                           5.67%
Company Specific Risk Premium                                                                1.00%
                                                                                                                 =====
Discount Rate                                                                                             16.73%
                                                                                                                  =====

The table below describes the utilization by National Capital of the discount rate to determine the present value of all future economic benefits, namely (i) projected annual dividend payments by Bancshares and (ii) a future terminal value (projected sale value in 2007) for Bancshares, which value was determined by National Capital utilizing the calculations described in "-- Market value or comparative transaction approach" above.

Present Value Calculations

Year	Discount Rate (16.73%)	Projected Dividends (000)	Present Value of Dividends (000)	Projected Sale Value (000)	Present Value of Sale (000)

2003	85.67%	638	547
2004	73.39%	655	481
2005	62.87%	684	430
2006	53.86%	713	384
2007	46.14%	742	342
2008	39.53%	771	305	17,403	6,879
Subtotal of Present Values			2,489		6,879
Total Present Value					9,368

Based upon the sum of these present value calculations ($9,367,921), National Capital determined that the fair value of the common stock under the investment value approach was $23.35 per share.

Based upon its review of the empirical information more fully described in the valuation and all of the other relevant factors and information deemed appropriate in its professional judgment, National Capital, L.L.C. advised our board of directors that, in its considered opinion, the estimated fair value of a share of common stock as of May 21, 2003, was $30.00 to $35.00 per share. Our board of directors considered the appraisal, the factors underlying the appraisal, and other factors that the Board deemed relevant and set the value of the cash consideration to be received under the merger agreement at $33.00 per share.

Following the board's determination of the cash to be paid to certain shareholders in the merger, the board engaged National Capital, L.L.C. to evaluate the fairness, from a financial point of view, of the cash consideration to be paid to certain shareholders pursuant to the merger transaction. Accordingly, National Capital, L.L.C. reviewed the cash consideration ($33.00) determined by our board of directors, the factors underlying the appraisal and all of the other relevant factors and information deemed appropriate in its professional judgment and advised the board of directors, by opinion dated as of May 21,2003, that, in its considered opinion, each of the market value, exchange value and investment value approaches, as discussed above and considered in concert, support the fairness of the $33.00 per share price. Accordingly, National Capital, L.L.C. issued an opinion to us that the cash consideration to be received under the merger agreement was fair, from a financial point of view, to all shareholders of Bancshares, including the shareholders who receive cash in the merger. For purposes of the fairness opinion, National Capital, L.L.C. relied on the accuracy of the disclosures set forth in this proxy statement and, as to legal matters, exclusively on our legal counsel. A copy of the fairness opinion is attached as Appendix B to this proxy statement for your review.

Neither National Capital, L.L.C. nor its principals have a present or contemplated future ownership interest in Bancshares or make a market in the stock of any company, banking or otherwise. We have agreed to pay National Capital, L.L.C. a professional fee of approximately $15,000 for its services as an independent financial analyst and advisor in connection with the merger. No portion of National Capital, L.L.C.'s fee was contingent upon the conclusion reached in the appraisal.

The board will make the appraisal available at the Bank's main office during regular business hours for inspection and copying by you or your representative (designated in writing). We will also transmit a copy of the appraisal to you or your representative (designated in writing) upon written request and at your expense. We may request additional information or documentation from you if we believe that it is necessary to verify your or your representative's identity or the authority of your representative. You may also be required to enter into an agreement with us to protect the confidentiality of the information contained in the appraisal.

The foregoing discussion is intended only to provide you with a summary of selected information from the appraisal and the fairness opinion rendered by National Capital, L.L.C.. This discussion does not purport to be a complete description of the appraisal or the fairness opinion and may not contain all of the information that is important to you. The discussion is qualified in its entirety by reference to the text of the appraisal and fairness opinion. The fairness opinion is directed only to the financial terms of the transaction and does not constitute a recommendation to you as to how you should vote at the meeting.

Recommendation of Our Board of Directors

The board of directors of Bancshares has determined that the merger proposal is in the best interests of, and fair to, the shareholders of Bancshares (including the non-affiliated shareholders) and that the merger consideration ($33.00 per share) payable to the shareholders receiving the cash in the merger was fair to those shareholders. See "-Financial Fairness." Accordingly, the board of directors unanimously approved the merger proposal and recommends that the shareholders vote in favor of the merger and the merger agreement.

In reaching its decision to approve the merger proposal and in making its recommendation, the Bancshares board of directors considered a number of material factors, with each of them considered as positive or negative from a fairness standpoint.

Positive factors for all shareholders. The factors that the board considered positive for all the shareholders, including all non-affiliated shareholders, included:

a.)      the fact that the cash price per share of $33.00 offered in the merger represents an 8% premium over the April 30, 2003 book value per share of $30.44;

b.)      the fact that the board retained and received advice from an independent financial advisor, National Capital, L.L.C., in determining the fairness of the price of $33.00 per share;

c.)      the fact that the board retained and received advice from independent legal counsel in evaluating the terms of the merger agreement;

d.)     the opinion of National Capital, L.L.C., delivered on May 21, 2003, that the merger consideration to be received by certain shareholders pursuant to the merger agreement is fair to the Bancshares shareholders; and

e.)      the absence of any firm offers for the acquisition of Bancshares in cash and the absence of the likelihood, in the board's view, that an acquirer would be willing to pay a price for the common stock or assets of Bancshares that would present a value as high as the cash price of $33.00 per share and pay such a price in cash.

Positive factors for shareholders receiving cash in the merger. In addition to the positive factors applicable to all shareholders set forth above, the factors that the board considered positive for the shareholders being cashed out in the merger (including non-affiliated shareholders) included:

a.)      the fact that the merger consideration is all cash, which provides certainty of value to those shareholders and immediate liquidity for the shareholders receiving cash in the merger; and

b.)      the fact that the merger structure entitles shareholders receiving cash in the merger to dissenters' rights under Louisiana law, provided that any shareholder that desires to exercise his or her dissenters' rights complies with the requirements for exercising dissenters' rights, including voting against the merger proposal.

Positive factors for remaining shareholders. In addition to the positive factors applicable to all shareholders set forth above, the factors that the board considered positive for the shareholders who will remain shareholders following the merger, including all such non-affiliated shareholders, included:

a.)      the fact that such shareholders would have the opportunity to participate in any future growth and earnings of Bancshares;

b.)      the fact that such shareholders would not be required to pay income taxes as a result of the merger; and

c.)      the fact that the remaining shareholders would realize the potential benefits of termination of registration of the common stock, including, reduced expenses of Bancshares for no longer having to comply with SEC requirements.

Negative factors for all shareholders. The factors that the board of directors considered negative for all the shareholders, including all non-affiliated shareholders, included:

a.)      the fact that the directors and executive officers of Bancshares have interests in the merger or have relationships that present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the merger; and

b.)      the fact that there was no independent committee of the board charged with negotiating the terms of the merger on behalf of the shareholders and no unaffiliated representative was retained by the board to act solely on behalf of the non-affiliated shareholders.

Negative factors for shareholders receiving cash in the merger. In addition to the negative factors applicable to all shareholders set forth above, the factors that the board considered negative for the shareholders who would receive cash in the merger included:

a.)      the fact that such shareholders would not have the opportunity to participate in any future growth and earnings of Bancshares;

b.)      the fact that such shareholders would be required to pay income tax on the receipt of cash in the merger; and

c.)      the fact that the board is not seeking the approval of a majority of these shareholders receiving cash in the merger.

Negative factors for remaining shareholders. In addition to the negative factors applicable to all shareholders set forth above, the factors that the board considered negative for the shareholders who will retain their shares in the merger, including all such non-affiliated shareholders, included:

a.)      the fact that after the completion of the merger and registration is terminated, the shareholders will have decreased access to information about Bancshares; and

b.)      the fact that after the completion of the merger, Bancshares will no longer be subject to the proxy rules of the 1934 Act.

In connection with its determination, the board did not consider, and did not request that National Capital, L.L.C. evaluate Bancshares' liquidation value. The board did not consider Bancshares' liquidation value to be a relevant measure of valuation, given that the $33.00 price per share offered in the merger represents an 8% premium over the book value per share of $30.44 at April 30, 2003. It was the determination of the board that Bancshares is more valuable as a going concern than its book value per share.

Shares of Bancshares common stock have no current or historical market price because the shares have never been a marketable security since there have never been "bid" and "ask" prices for the Bancshares common stock, as reported by the National Quotation Bureau, Inc. ("Pink Sheets") Therefore, any consideration of market value or historical prices would not be helpful. The board did not consider the timing of the transaction in its analysis.

The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the merger proposal, the board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The board considered all the factors as a whole in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors.

The board (none of whom other than President David is an employee of Bancshares or of the Bank) did not consider and vote upon whether or not to, and as a result, did not, retain an unaffiliated representative to act solely on behalf of shareholders who are not directors or officers of Bancshares or the Bank for purposes of negotiating the terms of the merger transaction or preparing a report on the fairness of the transaction. The board, based upon the factors outlined above, believes that the merger proposal is fair to all shareholders of Bancshares, including all non-affiliated shareholders.

Purposes and Reasons of Pointe Coupee Bancshares, Inc. for the Merger Proposal

Pointe Coupee Bancshares, Inc. was organized solely for the purpose of facilitating the merger transaction. Pointe Coupee Bancshares, Inc.'s directors and executive officers are the same as Bancshares. As a result, Pointe Coupee Bancshares, Inc.'s purpose and reasons for engaging in the merger transaction are the same as those set forth in "-Purposes of and Reasons for the Merger Proposal."

Position of Pointe Coupee Bancshares, Inc. as to the Fairness of the Merger

Pointe Coupee Bancshares, Inc. has considered the analyses and findings of the Bancshares board of directors with respect to the fairness of the merger proposal to the Bancshares shareholders, including all non-affiliated Bancshares shareholders. As of the date hereof, Pointe Coupee Bancshares, Inc. adopts the analyses and findings of the Bancshares board of directors with respect to the merger, and believes that the merger is fair to the Bancshares shareholders, including the non-affiliated shareholders of Bancshares. Pointe Coupee Bancshares, Inc. is not making any recommendation regarding how the shareholders of Bancshares should vote on the merger proposal.

Purposes and Reasons of the Bank for the Merger Proposal

The Bank is the sole operating subsidiary of Bancshares. Bancshares has no material operations, and thus, any expenses of Bancshares, particularly those incurred as a result of Bancshares' status as an SEC reporting company, are paid by the Bank. Further, certain members of management of the Bank also serve as management of Bancshares. As a result, then, the Bank's purposes and reasons for engaging in the merger transaction are the same as Bancshares, which are set forth in "-Purposes of and reasons for the merger proposal."

Position of the Bank as to the Fairness of the Merger

The Bank has considered the analyses and findings of the Bancshares board of directors with respect to the fairness of the merger proposal to the Bancshares shareholders, including all non-affiliated Bancshares shareholders. As of the date hereof, the Bank adopts the analyses and findings of the Bancshares board of directors with respect to the merger, and believes that the merger is fair to the Bancshares shareholders, including the non-affiliated shareholders of Bancshares. The Bank is not making any recommendation regarding how the shareholders of Bancshares should vote on the merger proposal.

Interests of Certain Persons in the Merger

The officers and directors of Bancshares and the Bank who are also shareholders will participate in the merger in the same manner and to the same extent as all of the other shareholders of Bancshares. See "-Financial Fairness." The directors and executive officers of Bancshares and Pointe Coupee Bancshares, Inc. are the same. However, all of the directors and some of the executive officers of the Bank own a sufficient number of shares to retain their shares in the merger, unlike many other shareholders who will be required to relinquish their interest in Bancshares as a result of the merger. And, if the merger is completed, the respective ownership percentages of each of the directors and some of the executive officers will increase, as will the ownership interests of any shareholder who retains his or her shares. As a result of the merger, the collective ownership interest of our directors and officers will increase from 41% to approximately 44%. See "Security Ownership of Certain Beneficial Owners and Management."

We understand that the officers and directors of Bancshares and the Bank who own shares of common stock intend at this time to vote their shares in favor of the proposal to approve and adopt the merger and the merger agreement and in favor of the persons nominated by the board to serve as directors.

Certain Consequences of the Merger; Benefits and Detriments to Affiliated and Non-Affiliated Shareholders

Pursuant to the terms of the merger agreement, following shareholder approval of the merger proposal and subject to the fulfillment or waiver of certain conditions, Pointe Coupee Bancshares, Inc. will be merged into Bancshares, and Bancshares will continue as the surviving company in the merger.

Because all shares of common stock held by the shareholders, who, on June 30, 2003, own of record fewer than 200 (201 in certain circumstances) shares will be cancelled in the merger, shareholders who own these shares will cease to participate in future earnings or growth, if any, of Bancshares or benefit from any increases, if any, in the value of Bancshares or its stock, and they no longer will bear the risk of any decreases in value.

Distributions by Bancshares after completion of the merger (other than any distribution for which the record date is a date prior to the date of completion of the merger) will be paid to the owners of Bancshares and not to the shareholders who are cashed out in the merger.

The shares that are acquired in the merger will become treasury shares until the board determines that the treasury shares should be cancelled or otherwise issued in the sole discretion of the board.

The merger will also provide shareholders being cashed out in the merger a cost-effective way to cash out their investment, because Bancshares will pay all transaction costs in connection with the merger proposal.

A potential disadvantage to shareholders who remain as shareholders after the merger is completed and registration terminated is decreased liquidity and decreased access to information about Bancshares. In addition, Bancshares will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act.

A potential disadvantage to shareholders receiving cash in the merger includes the tax consequences described in "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page __ below.

Operations of the Bank following the Merger

Following the merger, Bancshares and the Bank will continue to conduct their existing operations in the same manner as now conducted. The executive officers and directors immediately prior to the merger will be the executive officers and directors of Bancshares immediately after the merger. Bancshares and the Bank's articles of incorporation and by-laws will remain in effect and unchanged by the merger. The deposits of the Bank will continue to be insured by the FDIC. The corporate existence of neither Bancshares nor the Bank will be affected by the merger. Bancshares and the Bank will continue to be regulated by the same agencies by which each was regulated before the merger.

Financing of the Merger

The merger agreement provides that we may terminate the merger if we are required, pursuant to the merger transaction, to pay more than $1,200,000 (exclusive of expenses) in the aggregate to (i) shareholders receiving cash in the merger and (ii) dissenting shareholders. Consequently, we are prepared to acquire shares of common stock up to an aggregate cash amount of approximately $1,200,000. The funds necessary to acquire these shares are anticipated to come from cash on hand.

Expenses of the Merger

         The estimated expenses of the merger, including those associated with this proxy statement, will be paid by us. The expenses are estimated (other than the filing fee) to be as follows:

Fees and Expenses of Independent Financial Advisor                        $15,000
Filing Fees                                                                                        $  3,628
Legal Fees and Expenses                                                                  $18,500
Accounting Fees                                                                               $  2,500
Printing and Mailing                                                                           $  3,500
Miscellaneous Fees                                                                           $  1,000
                                                                                                      ---------------
Total                                                                                                  $44,128
                                                                                                     ==========

Certain Terms of the Merger

The following is a summary of certain provisions of the merger agreement and certain matters relating to the merger. The following summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is attached as Appendix A to this proxy statement and is incorporated herein by reference. You are urged to read the merger agreement in its entirety and to consider it carefully.

Effective Time of the Merger.  We are working to complete the merger by the end of August 2003 so that we will terminate our registration with the SEC by then. However, we cannot guarantee that the merger will be effective by that time.

The merger will become effective at the time (i) of the filing with and acceptance for record of the certificate of merger by the Secretary of State of the State of Louisiana, or (ii) at such time as we specify in the certificate of merger (not to exceed 30 days after the certificate of merger is accepted for filing by the Louisiana Secretary of State). The certificate of merger will be filed as soon as practicable after the requisite approval of the merger proposal by the shareholders at the annual meeting is obtained and the other conditions precedent to the consummation of the merger have been satisfied or waived. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See "-Conditions to consummation of the merger."

Conversion and Exchange of Stock Certificates. As soon as practicable after the merger is completed, we will mail to each shareholder receiving cash in the merger a letter of transmittal and instructions for surrendering their stock certificates. When these shareholders deliver their stock certificates to us along with the letter of transmittal and any other required documents, their stock certificates will be cancelled and each shareholder will be issued a check in the amount of $33.00 per share of common stock that is being cancelled in the merger.

When the merger is completed, the shares of common stock owned by each shareholder receiving cash in the merger will automatically be converted into cash without any further action on the shareholder's part. No service charge will be payable by shareholders in connection with the cash payments or otherwise; and all expenses will be borne by us. A shareholder will not be entitled to any distributions that are declared after the merger is completed on any shares of common stock that are automatically converted into cash as a result of the merger, regardless of whether the shareholder has surrendered his or her stock certificates to us.

Each shareholder will be entitled to distributions on his or her common stock declared prior to the date on which the merger is completed, even if it is not paid until after the merger is completed.

PLEASE DO NOT SURRENDER YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL.

Conditions to Consummation of the Merger. Our board of directors and the board of directors of Pointe Coupee Bancshares, Inc. have approved the merger agreement and authorized the consummation of the merger. As the sole shareholder of Pointe Coupee Bancshares, Inc., we have approved the merger. The completion of the merger depends upon a number of events, including:

a.)      the approval of the merger and the merger agreement by our shareholders;

b.)      the satisfaction of certain conditions as more fully set forth in Article V of the merger agreement; and

c.)      the receipt of all regulatory approvals See "-Regulatory Requirements."

Amendment or Termination of the Merger Agreement. The merger agreement may be amended by mutual written agreement of our board of directors and board of directors of Pointe Coupee Bancshares, Inc., generally without the necessity of further action by you. However, your approval is required for any modification or amendment that:

a.)      changes the amount or kind of consideration that you will receive for your shares of common stock;

b.)      changes any provision of our articles of incorporation; or

c.)      changes any of the terms of the merger agreement, if the change would adversely affect your rights as a shareholder.

No amendments or modifications to the merger agreement are presently contemplated. However, if there is any material amendment to the merger agreement before the annual meeting, we will notify you and provide you with information relating to the amendments prior to the meeting.

The merger agreement may be terminated by the mutual consent in writing of Bancshares and Pointe Coupee Bancshares, Inc. at any time before the filing of a certificate of merger with the Louisiana Secretary of State. At this time, the parties have no intention of terminating the merger agreement.

In addition, we may terminate the merger if we are required, in connection with the merger transaction, to pay in the aggregate more than $1,200,000 to (i) purchase shares from shareholders receiving cash in the merger and (ii) shareholders who exercise their dissenter's rights under Louisiana law. This $1,200,000 ceiling does not include any expenses Bancshares may incur related to the merger transaction, such as the expenses described in the section of this proxy statement entitled "Proposal 1: Approval of the Merger-Expenses of the Merger."

Regulatory Requirements

The consummation of the merger could result in a "change of control" of Bancshares under applicable Federal Reserve Board rules and regulations requiring that Bancshares give notice to, and obtain approval by the Federal Reserve Board for such "change of control." If the shareholders approve the merger and, at such time, the consummation of such merger will result in a "change of control," we will file a notice with the Federal Reserve Board and seek approval of the "change of control."

Except for the possible filing and approval by the Federal Reserve Board and the filing of the certificate of merger with the Secretary of State of the State of Louisiana upon the approval of the merger by the Bancshares shareholders, and compliance with federal and state securities laws, we are not aware of any material United States federal or state or foreign governmental regulatory requirement necessary to be complied with or approval that must be obtained in connection with the merger.

Rights of Dissenting Shareholders

The provisions of Section 131 of the Louisiana Business Corporation Law, La. R.S. Section 12:131 (the "LBCL"), provide the exclusive means by which you may exercise your right to dissent from the merger. The following is a summary of the dissenters' rights provisions and is qualified in its entirety by reference to Section 131 of the LBCL.

To dissent from the merger, you will be required to deliver to us a written objection to the proposed merger before the shareholder vote on the merger. Thereafter, you must vote against the proposal to approve the merger and merger agreement. A vote against the merger proposal, without submitting the written objection, is not sufficient to satisfy the notice requirement.

If the merger is approved by the holders of less than eighty percent (80%) of the total outstanding common stock (247,181 shares), Bancshares will promptly notify you in writing by mail of the shareholder approval. Within 20 days after mailing by Bancshares of the notice of shareholder approval, you must file with Bancshares your written demand for the fair value of your shares of common stock, valued as of the day before the merger was effected. In addition to stating the value that you are demanding, your written demand must provide a post office address to which we may respond.

At the same time, you will be required to deposit the stock certificates representing your shares of common stock in escrow at a bank or trust company located in Pointe Coupee Parish, Louisiana. The certificates must be duly endorsed and transferred to Bancshares upon the sole condition that Bancshares pay you the value of your shares as determined under the dissenters' rights provisions. To verify the deposit in escrow, you will be required to deliver to Bancshares the written acknowledgement of the depository bank or trust company that it holds your shares. If you fail to make and deliver the objection, written demand and acknowledgement within the prescribed time period, you will conclusively be presumed to have accepted the terms of the merger.

Within 20 days after Bancshares has received your written demand and acknowledgement, we will notify you in writing if we disagree with the value demanded or that a payment is due. If we determine that a payment is due, we will state in the notice of disagreement the price deemed by us to be the fair value of your shares. If Bancshares fails to respond timely to your written demand and acknowledgement, Bancshares will be liable for the amount that you have demanded.

Thereafter, if any disagreement remains with respect to the fair value of your shares of common stock, you may file suit against Bancshares in a Pointe Coupee Parish district court requesting that the court determine the fair value of your shares of common stock as of the day before the merger was effected. If you are entitled to file a suit under the provisions of La. R.S. Section 12:131, but fail to file within 60 days after you receive our notice of disagreement, you will be deemed to have accepted our statement that no payment is due, or if we do not contend that no payment is due, the value for your shares as fixed by Bancshares in the notice of disagreement.

You will cease to have any of the rights of a shareholder, except the rights under the dissenters' right provisions, when you file your written demand for the fair value of your shares of common stock. You will have the unconditional right to withdraw your demand to proceed under the dissenters' rights provisions and accept the terms offered under the merger proposal at any time before you receive our notice of disagreement. After you receive our notice of disagreement, you will be required to obtain written consent before you may withdraw your demand to proceed under the dissenters' rights provisions. If you withdraw your written demand or if you otherwise lose your right to dissent from the merger, you will receive the consideration to which you are entitled under the merger agreement.

The merger agreement provides that Bancshares may terminate the merger if Bancshares is required to pay more than $1,200,000 in the aggregate to shareholders receiving cash in the merger and to dissenting shareholders.  Therefore, if (i) the merger is not approved by the holders of at least 80% of the total voting power of the outstanding shares of common stock, and (ii) shareholders exercising dissenters' rights under the LBCL and shareholders receiving cash pursuant to the terms of the merger would receive from Bancshares, in the aggregate, more than $1,200,000, then the proposed merger ultimately may not be consummated.

If you do not follow the prescribed procedures, you will not be entitled to dissenters' rights with respect to your shares.

Because of the complexity of the procedures necessary to exercise the rights of a dissenting shareholder, we recommend that any shareholder wishing to exercise the right to dissent consult with his or her own legal counsel.

Material U.S. Federal Income Tax Consequences of the Merger

General.  The following discussion summarizes the material U.S. federal income tax consequences of the merger. The discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, applicable Treasury regulations, existing administrative interpretations and court decisions currently in effect. Any of these authorities could be repealed, overruled or modified at any time after the date of this proxy statement, and any such change could be applied retroactively. This discussion does not address any tax consequences under state, local or foreign laws.

The discussion that follows neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the positions were litigated. Bancshares does not intend to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the merger. In addition, Bancshares does not intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of the merger.

This discussion assumes that you hold your shares of common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. This discussion is for general information only and does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to certain rules, such as those rules relating to:

a.)      shareholders who are not citizens or residents of the United States;

b.)      financial institutions;

c.)      tax-exempt organizations and entities, including IRAs;

d.)     insurance companies;

e.)      dealers in securities; and

f.)      shareholders who acquired their shares of common stock through the exercise of employee stock options or similar derivative securities or otherwise as compensation.

Tax Consequences to Shareholders Who Retain Their Shares.  If you are a shareholder who retains your shares of common stock in the merger, you will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger. The merger will not affect the adjusted tax basis or holding period of any shares of common stock that you continue to own following the merger.

Tax Consequences to Shareholders Who Receive Cash for Their Shares.  If you are a shareholder who receives cash for your shares of common stock in the merger, you should be treated for federal income tax purposes as having had your shares redeemed by Bancshares under Section 302 of the Internal Revenue Code. Unless the cash received is treated as a dividend under Section 301 of the Internal Revenue Code (as discussed below), you will recognize gain or loss for U.S. federal income tax purposes with respect to the cash received for your shares of common stock. The gain or loss will be measured by the difference between the amount of cash received, $33.00 per share and the adjusted tax basis of your shares of common stock. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if you will have had owned your shares of common stock for more than one year at the time the merger is completed.

Section 301 of the Internal Revenue Code provides that the cash distribution will not be treated as a dividend if the distribution is (i) "not essentially equivalent to a dividend," (ii) "substantially disproportionate" with respect to the shareholder or (iii) completely terminates the shareholder's interest in our company. The constructive ownership rules of Section 318 of the Internal Revenue Code apply in comparing a shareholder's percentage interest in Bancshares immediately before and immediately after the merger. Generally, the constructive ownership rules under Section 318 treat a shareholder as owning (i) shares of common stock owned by certain relatives, related corporations, partnership, estates or trusts, and (ii) shares of common stock the shareholder has an option to acquire. If you receive cash for your common stock in the merger and completely terminate your direct and constructive ownership interest in Bancshares, you should recognize gain or loss as a result of the merger, and the cash distribution should not be treated as a dividend.

Tax Consequences to Bancshares, Pointe Coupee Bancshares, Inc. and the Bank.  Neither Bancshares, Pointe Coupee Bancshares, Inc. nor the Bank will recognize gain or loss for U.S. income tax purposes as a result of the merger.

Backup Withholding.  Certain of the shareholders of Bancshares may be subject to backup withholding at a 31% rate on the cash payments received for their shares of common stock. Backup withholding will not apply, however, if you:

a.)      furnish to Bancshares a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of completion of the merger;

b.)      Provide a certificate of foreign status on Form W-8 or successor form; or

c.)      Otherwise are exempt from backup withholding.

Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the IRS.

This discussion is only intended to provide you with a general summary and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, this discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly encouraged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences of the merger that are applicable to you.

Ratio of Earnings to Fixed Charges and Book Value Per Share

The following table sets forth our ratio of earnings to fixed charges for the periods set forth below:

Earnings to Fixed Charges:	As of the year ended December 31 -----------------------------		As of the three month period ended June 30 ------------------------------------
	2002	2001	2003	2002
	16.27x	15.11x	9.17x	25.74x

The book value per share of the Bancshares common stock as of April 30, 2003 was $30.44.

Common Stock Information; Dividend Information

Common Stock.  Bancshares has only one class of outstanding equity securities, our common stock, par value $2.50 per share. On May 30, 2003, 308,977 shares of the common stock were outstanding. These shares were held by approximately 569 record holders.

Trading Market.  No established trading market for the shares of the common stock exists, and we do not expect a trading market to ever develop.

Recent Trading Activity.  During 2002 and for the first five months of 2003, the transfer records of Bancshares indicate that there were approximately two separate sales and purchases by holders of the common stock. These transactions were at sale prices that are not known by Bancshares except for the transactions that were disclosed in Section 16 reports of our directors and officers. See "Section 16(a) Beneficial Ownership Reporting Compliance."

Dividends. Set forth in the table is dividend information with respect to dividends paid on each share of the common stock during the past two fiscal years:

Period	Cash Dividend
2002 Fiscal Year
First Six Months of 2002:	$169,937
Second Six Months of 2002	$139,040
Total for 2002:	$308,977
2001 Fiscal Year
First Six Months of 2001	$169,937
Second Six Months of 2001	$139,040
Total for 2001:	$308,977

The amount of dividends payable by Bancshares to shareholders is limited by the amount of dividends payable by the Bank to Bancshares. Federal and state banking regulations place certain restrictions on dividends that the Bank may pay to Bancshares, as the Bank's sole shareholder. The total amount of dividends that may be paid by the Bank at any date is generally limited to the current year's net profits, plus the prior year's retained net profits. Further, dividends paid by the Bank to Bancshares would be prohibited if the effect of the dividend would be to cause the Bank's capital to be reduced below applicable minimum capital requirements.

PROPOSAL 2: ELECTION OF DIRECTORS

The board of directors presently consists of eleven persons.  The board of directors has nominated all of the current directors for re-election at the annual meeting. The directors elected at the annual meeting will hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

Nominees

The persons nominated by the board of directors to serve as directors are: Joseph J. David, Clyde W. Kimball, Frank N. Foti, Camille N. Laborde, Norris A. Melancon, Jr., C.E. Hebert, III, Stephen P. David, Maurice Picard, Thomas W. Montgomery, III, Joseph M. Thibaut, Sr., and Rodney G. Fontaine. See "-Director Nominee Biographies".

No nominee was selected as a result of any arrangement or understanding between himself and any other individual (other than arrangements or understandings with our directors acting solely in their capacities as directors).

Voting

Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. In other words, the nine nominees receiving the most votes will be elected as directors. The persons named in the enclosed proxy will vote to elect the nominees as directors unless you withhold authority to vote for the election of any or all of the nominees as directors by marking the proxy to that effect. Each of the nominees has indicated a willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the board of directors.

Director Nominee Biographies

The following is a biographical summary of the experience of each director nominee. Each nominee is a United States citizen. None of the nominees has been convicted in a criminal proceeding during the past five years, or been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities laws.

Joseph J. David: 83; Owner: J. Jeff David Finance Company

Clyde W. Kimball: 61; Retired: Department of Wildlife & Fisheries

Frank N. Foti: 67; Pharmacist

Camille N. Laborde: 75; Retired; Laborde's Grocery

Norris A. Melancon, Jr.: 75; Retired: Feed Service, Inc.

C.E. Hebert, III: 59; Dentist

Stephen P. David: 45; President & C.E.O. - Peoples Bank and Bancshares

Maurice Picard: 55; Owner: Picard State Farm Insurance Agency

Thomas W. Montgomery, III: 63; Cattleman

Joseph M. Thibaut: 49; Attorney

Rodney G. Fontaine: 51; Owner: Westside Lumber Company

The present Bancshares directors are also directors of Pointe Coupee Bancshares, Inc. and the Bank.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership as of May 30, 2003, of common stock by (i) each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director, (iii) each of our executive officers or of each executive officer of the Bank for whom specific compensation information is disclosed in the Section below entitled "Executive Compensation"; and (iv) all directors, nominees for director and executive officers of Bancshares and the Bank as a group. Neither the Bank nor Pointe Coupee Bancshares, Inc. currently owns shares of Bancshares common stock. Each of the following shareholders has sole voting and investment power with respect to shares beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

                                                Type of                                              Percent
Name                                       Stock                    Amount                of
                                                Ownership            Owned                  Total

Joseph Jefferson David             Direct                   30,638                   9.916
  Director

Stephen P. David                      Direct                   4,602                     1.489
  President and CEO of
  Bancshares and the
  Bank and Director

Frank Ned Foti                         Direct                   24,561                   7.949
 Director

C. E. Hebert, III                        Direct                   5,588                     1.809
  Director

Clyde Walker Kimball               Direct                   5,014                     1.623
  Director

Camille N. Laborde                   Direct                   5,028                     1.627
 Director

Norris A. Melancon, Jr.             Direct                   20,491                   6.632
  Director                                   Indirect                     200                    ..065

Thomas W. Montgomery, III     Direct                     3,588                   1.161
  Director

Joseph Major Thibaut, Sr.         Direct                        600                     ..194
Director                                     Indirect                  1,000                     .324

Rodney Fontaine                       Direct                     1,480                     ..479
  Director

Maurice Picard                          Direct                        400                     ..129
  Director

*William C. David                     Direct                   19,477                   6.304

Joyce A. York                          Direct                        300                     ..097
  Senior V.P. & Cashier
                                                                            --------                    ------
                                                 Direct                 121,767                 39.410
                                                 Indirect                   1,200                     .388

________________________

*William C. David has granted a Proxy Authority to his brother, Stephen P. David

_____________________________

Meetings, Committees and Director Compensation

During the year ended December 31, 2002, twelve regular meetings of the board of directors of Bancshares were held. All nominees for re-election attended at least 75% of such meetings. In addition, twelve regular meetings of the board of directors of the Bank were held during 2002. There were no special meetings called during the year. Directors receive $525.00 per month for their service on the board of directors.

The board of directors has no nominating, compensation or similar committees performing such functions at this time. All current members of the board of directors serve on the Audit Committee. The Audit Committee met one time in 2002. The functions of the Audit Committee are to review the engagement of the independent accountants; review with the independent accountants and management, the Company's policies and procedures with respect to internal auditing, independent accounting and financial controls and review the reports of the independent accountants upon completion of their audit.

AUDIT COMMITTEE REPORT

Each director is a member of the Audit Committee and none of them is an officer of the Bank or our Company.

The board of directors has not adopted a written charter for the Audit Committee.

The Audit Committee held one meeting(s) during fiscal 2002. The meeting was designed to review the findings of the independent audit conducted by Postlethwaite & Netterville.

At a meeting on March 13, 2003, the Audit Committee reviewed and discussed the audited financial statements to be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, with management and representatives of Postlethwaite & Netterville.

In reliance on the reviews and discussions referred to above, the board of directors has approved that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Joseph J. David
Clyde W. Kimball
Frank N. Foti
Camille N. Laborde
Norris A. Melancon, Jr.
C.E. Hebert, III
Maurice Picard
Thomas W. Montgomery, III
Joseph M. Thibaut, Sr.
Rodney G. Fontaine

Auditor Fees

The aggregate fees and costs incurred by Bancshares and the Bank for professional services rendered for the audit of our financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in our Form 10-Q reports for the fiscal year ended December 31, 2002 was $17,500.  No other professional services were rendered by our principal accountant and billed during the fiscal year ended December 31, 2002:

EXECUTIVE OFFICERS OF THE BANK

The following is a biographical summary, including the names, ages and positions of each of the Bank's executive officers. The officers serve at the pleasure of the board of directors. Each executive officer is a United States citizen. None of the executive officers has been convicted in a criminal proceeding during the past five years, or been a party to any judicial or administrative proceeding, excluding traffic violations and similar misdemeanors, during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation of federal or state securities law. The principal business address of each of the executive officers is 805 Hospital Road, New Roads, Louisiana 70760.

Stephen P. David, 45
            President, C.E.O. and Director of the Bank and Bancshares

          Joyce A. York, 55
          Senior Vice President and Cashier of the Bank

EXECUTIVE COMPENSATION

Compensation.  During each of the last three years only the Chief Executive Officer of the Bank, Stephen P. David, received aggregate compensation that exceeded $100,000.

         401(k) Plan. Under the Bank's 401(k) Plan, officers and employees may make contributions to the Plan with pre-tax salary reductions. The Bank matches contributions up to $.50 for every dollar contributed by the employee up to three (3%) percent of the contributing employee's gross salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, in the ordinary course of its business, the Bank has made loans to certain of the directors and executive officers of the Bank and Bancshares, as well as to the family members and affiliates of certain of such directors and executive officers. Each of these loans (i) was made in the ordinary course of the Bank's business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

The Bank expects to continue to make loans to directors and executive officers of the Bank and Bancshares in the ordinary course of its business in the future.

As of December 31, 2002 and 2001, loans outstanding to the directors and executive officers of the Bank and Bancshares totaled $1,733,141 and $1,339,399, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended  ("Section 16") requires the directors and certain officers of Bancshares and certain beneficial owners of the common stock (collectively, the "reporting persons") to file with the SEC reports of ownership and changes in ownership of the common stock. The reporting persons are required to furnish Bancshares with copies of all reports filed pursuant to Section 16.

The directors and executive officers of Bancshares had previously not filed any reports with the SEC pursuant to Section 16. However, this failure to comply was merely one of inadvertence, and not intentional disregard for the rules. Each director and executive officer failed to file a Form 3 report either at the time Bancshares' common stock was registered with the SEC under Section 12(g) of the 1934 Act or, if later, when such reporting person became subject to Section 16. Each of the present directors and officers has recently filed a Form 5 report with the SEC to report the common stock holdings that would have otherwise been reportable on Form 3, as well as each subsequent, delinquent transaction that should have been reported on Form 4.

AUDITOR SERVICES

The consolidated financial statements for the year ended December 31, 2002, were audited by the firm of Postlethwaite & Netterville, APAC, such firm having been chosen as our auditors until replaced by the board of directors. A representative of such firm will not be present at the annual meeting of shareholders.

SHAREHOLDER PROPOSALS

If the merger proposal is not approved by the shareholders or, if approved, is not ultimately completed, then shareholders may submit proposals for consideration at the 2004 annual meeting of shareholders under Rule 14a-8 of the 1934 Act. Shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in the proxy statement and form of proxy must be received by us on or before April 22, 2004 in order to be considered for inclusion in our proxy statement for that meeting. However, if the date of the 2004 annual meeting is more than 30 days before or after the date of the 2003 annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement and should be directed to: Peoples Bancshares of Pointe Coupee Parish, Inc., Attention: Stephen P. David 805 Hospital Road, New Roads, Louisiana 70760.

OTHER MATTERS

The board of directors knows of no other matters which may be properly or are likely to be brought before the meeting. However, if any matters are properly brought before the meeting, the persons named in the enclosed proxy will vote thereon as the board of directors recommends.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file reports, proxy statements and other information with the SEC. Because the merger is a "going private" transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Bancshares. You can inspect and copy these materials at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at http://www.sec.gov.

The information contained in our Annual Report on Form 10-K for the year ended December 31, 2002, including the consolidated financial statements and notes thereto, the report of Postlethwaite & Netterville, APAC, our independent accountants, thereon and management's discussion and analysis of financial condition and results of operations included in such Annual Report on Form 10-K for the year ended December 31, 2002, is incorporated herein by reference. A copy of the Annual Report on Form 10-K for the year ended December 31, 2002 is attached to the proxy statement as Appendix C.

The information contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, including the consolidated financial statements and notes thereto and management's discussion and analysis of financial condition and results of operations included therein, are incorporated by reference. A copy of the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003 is attached to this proxy statement as Appendix D, and for the quarter ended June 30, 2003, as Appendix E.

You should rely only on the information contained in, or incorporated by reference into, this proxy statement. We have not authorized anyone to give any information different from the information contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated July 10, 2003. You should not assume the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph M. Thibaut, Sr.
           _________________________________
            Joseph M. Thibaut, Sr., Secretary

New Roads, Louisiana
July 10, 2003

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of ____________, 2003, between Peoples Bancshares of Pointe Coupee Parish, Inc. ("Bancshares") and Pointe Coupee Bancshares, Inc. ("Newco").

RECITALS

WHEREAS, the boards of directors of Newco and Bancshares deem it advisable to participate in a merger ("Merger") in accordance with the Louisiana Business Corporation Law ("LBCL");

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
THE MERGER AND RELATED MATTERS

1.01. The Merger.

(a)  Merger. Subject to the terms of this Agreement, at the Effective Date (as defined in Section 1.04), Newco shall be merged into Bancshares pursuant to Sections 111 and 112 of the LBCL.

(b)  Effects. The Merger shall have the effects set forth in Section 115 of the LBCL.

(c)  Conversion of Bancshares Stock. At the Effective Date by virtue of the Merger:

(1)  Each share of Bancshares Stock owned of record by a Bancshares Shareholder who is a "Qualified Shareholder" as defined in Section 1.02 and who is not a Dissenting Shareholder (as defined in Section 1.01(e)) will continue to represent one share of Bancshares Stock; and

(2)  Each share of Bancshares Stock owned of record by a shareholder of Bancshares who is not a Qualified Shareholder and not a Dissenting Shareholder will represent the right to receive $33.00 in cash, payable in the form of a Bancshares check.

(d)  Conversion of Newco Stock. At the Effective Time by virtue of the Merger, each share of Newco Stock shall be cancelled.

(e)  Dissenting Shareholders. Notwithstanding anything herein to the contrary, a shareholder of Bancshares who complies with the procedural requirements of Section 131 of the LBCL (a "Dissenting Shareholder") will be entitled to receive the fair cash value of his or her shares if the Merger is effected upon the approval of less than eighty percent of Bancshares's total voting power.

1

(f)  Bancshares Shareholders' Meeting. This Agreement shall be submitted to a vote of (i) the shareholders of Bancshares at a meeting of the shareholders (the "Meeting") as soon as is practicable following execution hereof and (ii) the sole shareholder of Newco. Upon approval by the requisite vote of the shareholders, this Agreement shall be made effective in the manner provided in Section 1.04 hereof.

1.02. Qualified Shareholder. A Qualified Shareholder is a Shareholder who either individually, or with his or her spouse, owns of record on the Effective Date either (i) 200 or more shares of Bancshares Stock and has an address of record in Pointe Coupee, Iberville or West Baton Rouge Parish, Louisiana (the "District") or (ii) 201 or more shares of Bancshares Stock and has an address of record outside the District.  Bancshares shall have the exclusive authority to determine whether a Shareholder is a Qualified Shareholder, and that determination shall be final and binding.

1.03. Surrender of Certificates. As soon as practicable after the Effective Date, Bancshares shall mail to each holder of record who is receiving cash as a result of the Merger and who is not a Dissenting Shareholder, a letter of transmittal and instructions for use in exchanging certificates for shares of Bancshares Stock for the consideration set forth in Section 1.01(c) hereof.  If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Bancshares, the posting by such person of a bond in such amount as Bancshares may determine is necessary as indemnity against any claim that may be made against it with respect to such certificate, Bancshares shall deliver in exchange for such lost, stolen or destroyed certificate the consideration set forth in Section 1.01(c) hereof.  Notwithstanding the foregoing, neither Bancshares nor Newco shall be liable to any former Shareholder for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

1.04. Effective Date. This Agreement shall become effective on the date specified in the Certificate of Merger filed with the Secretary of State of the State of Louisiana, or if no such time is specified therein, on the date of such filing ("Effective Date").

1.05. Closing. The closing of the transactions contemplated by this Agreement, including the filing of the Certificate of Merger described in Section 1.04 hereof, shall take place at such time and place as the parties may mutually agree.

ARTICLE II
OBLIGATIONS BEFORE AND AFTER EFFECTIVE DATE

2.01. Filing Requirements. Newco and Bancshares will promptly comply with all filing requirements that federal, state or local law may impose on either with respect to this Agreement and the transactions contemplated hereby.

2.02. Shareholder Approval. Promptly after executing this Agreement, Bancshares and Newco shall take such actions as may be necessary to obtain requisite shareholder approval of this Agreement.

2.03. Further Assurances. Each party hereto agrees to execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement. Each party shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

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ARTICLE III
CONDITIONS PRECEDENT

Conditions Obligations. The obligations of each of NEWCO and Bancshares to effect the Merger are subject to the satisfaction of the following conditions, unless waived by the party entitled to assert such condition:

(a)  Shareholder Approval. This Agreement shall have been approved by shareholders in accordance with applicable law.

(b)  Performance of Obligations. The other party hereto shall have performed all obligations and covenants required to be performed by it hereunder before the Effective Date.

(c)  Approvals and Consents. All approvals of applications to public authorities, federal, state or local, and all approvals of private persons, the granting of which is necessary for the consummation of the Merger, for the prevention of the termination of any material right, privilege, license or agreement of, or any material loss or disadvantage to, or the withholding of which might have a material adverse effect on, the business, results of operations, prospects or financial condition of Bancshares upon the consummation of the Merger, shall have been obtained.

(d)  Litigation. There shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality against Newco or Bancshares (or any officer or director thereof) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of transactions contemplated by this Agreement.

ARTICLE IV
TERMINATION AND ABANDONMENT

4.01. Right of Termination. Anything herein to the contrary notwithstanding, before filing of this Agreement or a Certificate of Merger with the Secretary of State of the State of Louisiana, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time by the mutual consent in writing of Bancshares and Newco, whether before or after action thereon by the Shareholders.

This Agreement may also be terminated by Bancshares if Bancshares in its sole discretion, determines that there is a possibility that it would be required, as a result of the transactions contemplated by this Agreement, to pay more than $1,200,000 in the aggregate to (i) holders of Bancshares Stock who are entitled to receive cash in exchange for their shares of Bancshares Stock pursuant to the Merger and (ii) Dissenting Shareholders.

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4.02. Effect of Termination. If this Agreement is terminated pursuant to this Article IV, the same shall be of no further force or effect and there shall be no liability by reason of this Agreement or the termination thereof on the part of Newco, Bancshares or any of the directors, officers, employees, or agents, or shareholders of either of them, except as to any liability for breach of any duty, representation, warranty or obligation under this Agreement arising before the date of termination.

ARTICLE V
MISCELLANEOUS PROVISIONS

5.01. Amendment and Modification. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented by mutual consent in writing of the respective boards of directors of Newco and Bancshares at any time prior to the Effective Time with respect to any of the terms contained herein; provided that Shareholder approval shall be required for any modification or amendment that (i) alters or changes the amount or kind of consideration to be received in exchange for or on conversion of all or part of the shares of Bancshares Stock; (ii) alters or changes any term of the articles of incorporation of Bancshares or Newco; or (iii) alters or changes any of the terms of this Agreement if such alteration or change would adversely affect the Shareholders. Any amendment or modification shall be in writing.

5.02. Waiver of Compliance. Any failure of Newco or Bancshares to comply with any obligation, covenant, agreement or condition herein may be expressly waived (to the extent permitted under applicable law) in writing by the President of Newco or Bancshares, as the case may be; provided, however, such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.03. Notices. Any notice or communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be by hand; by a nationally recognized overnight courier service; by registered or certified mail, postage prepaid; or by facsimile transmission, receipt confirmed, as follows (or at such other address for a party as shall be specified by like notice):

(a)  if given to Bancshares or Newco, at 805 Hospital Road, New Roads, LA 70760

(b)  if given to a shareholder of Newco or Bancshares, at the address set forth on the books and records of Newco or Bancshares, respectively.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the secretary of Newco or Bancshares, as applicable, but such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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All notices or communications shall be deemed delivered upon actual receipt thereof by the appropriate person if delivered by hand; upon the date of the receipt confirming the delivery if transmitted by facsimile; upon the next business day following deposit with a nationally recognized overnight courier service; or upon the third succeeding business day following deposit in the United States mail.

5.04. Severability. If any provision of this Agreement, or the application thereof, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid, illegal or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

5.05. Attorneys' Fees. In any legal or other proceeding is brought for the enforcement of this Agreement, or as a result of any other dispute, in connection with any of its provisions, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

5.06. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the respective parties hereto without the prior written consent of the other party.

5.07. Governing Law. This Agreement and the rights and obligations of each of the parties subject to this Agreement shall be governed by and construed in accordance with the laws of the state of Louisiana, without regard to conflict of laws principles.

5.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

5.09. Headings. The heading of the sections of this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement or any provision thereof.

5.10. Entire Agreement. This Agreement, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered all as of the day and year first above written.

Peoples Bancshares of Pointe Coupee Parish, Inc.

By:  ____________________________________
        President

Pointe Coupee Bancshares, Inc.,

By:  ____________________________________
        President

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June 19, 2003

Board of Directors
Peoples Bancshares of Pointe Coupee Parish, Inc.
805 Hospital Road
New Roads, Louisiana 70760

Gentlemen:

National Capital, L.L.C. ("National Capital") has been engaged to render an opinion as to the fairness, from a financial point of view, to the shareholders of Peoples Bancshares of Pointe Coupee Parish, Inc. (the "Company") of the $33.00 per share cash consideration to be paid under the terms of the Agreement and Plan of Merger by and between the Company and Pointe Coupee Bancshares, Inc. (the "Merger Agreement").

Under the terms of the Merger Agreement, (i) each share of common stock owned of record on the effective date of the merger, (a) by a holder of fewer than 200 shares or (b) by a holder of fewer than 201 shares whose address of record is at any location not within Pointe Coupee, Iberville or West Baton Rouge Parish in the State of Louisiana (the "District") will be converted into the right to receive $33.00 cash from Bancshares, and (ii) each share of common stock owned of record on the effective date, by (a) a holder in the District of 200 or more shares or (b) a holder outside the district of 201 or more shares will remain as outstanding Bancshares common stock after the merger.

In preparing this fairness opinion, we have, among other things,

1.         reviewed the terms of the Merger Agreement, as provided to National Capital by the Company;

2.         reviewed financial statements of the Company and/or Peoples Bank & Trust Company (the "Bank") for the ten years ended December 31, 2002 and for the three months ended March 31, 2003, as provided to us by the Company or as otherwise publicly available from government agencies or market sources;

3.         reviewed the Bank's business plan and certain financial analyses and forecasts prepared by the management of the Bank;

4.         conducted discussions with members of senior management and representatives of the Bank concerning the business plan and projected financial condition of the Bank; and

5.         reviewed other financial studies and analyses, conducted such other investigations and took into account other matters that National Capital deemed necessary, including National Capital's assessment of general economic, market and financial conditions as well as our experience in other transactions and knowledge of the community banking industry.

In preparing our opinion, we assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of the Company or the Bank or been furnished with such evaluation or appraisal.  We have also assumed that there has been no material change in the assets, financial condition, results of operations or business prospects of the Company since the date of the last financial statements made available to us.

Our opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to us as of, the date hereof.  For the purpose of rendering this opinion, we have assumed that the merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement.

We have been retained by the board of directors of the Company to act as an independent financial advisor to the Company in connection with the merger and will receive a fee from the Company for our services, no portion of which is contingent upon the consummation of the merger or the analysis, opinions or conclusions expressed in this letter.

Our opinion does not address the merits of the underlying decision by the Company to engage in the merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the purposed merger or any other matter related thereto.

We have not considered, nor are we expressing any opinion herein with respect to, the prices at which shares of Company stock will trade at any time prior or subsequent to the completion of the merger.

On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the $33.00 cash consideration to be paid to certain shareholders of the Company as defined in the Merger Agreement is fair, from a financial point of view, to the shareholders of the Company, including those shareholders who are not directors or executive officers of the Company, those shareholders who would receive cash for their shares and those shareholders who would remain shareholders following the merger.

This opinion is available for disclosure to the shareholders of the Company.  Accordingly, we hereby consent to the inclusion of this opinion and the reference to our firm in the proxy statement-offering circular provided to the shareholders of the Company.

National Capital, L.L.C.

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PEOPLES BANCSHARES OF POINTE COUPEE PARISH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Joseph M. Thibaut, Sr., and Stephen P. David, and either of them, with power of substitution, as my proxies at the Annual Meeting of Shareholders of Peoples Bancshares of Pointe Coupee Parish, Inc. (the "Company"), to be held on August 20, 2003, and any adjournments thereof, to vote all of the shares of common stock of the Company held of record by me on June 30, 2003, as follows:

1.       To approve a Merger Agreement between the Company and a wholly-owned subsidiary of the Company, pursuant to which (a) each share held by a stockholder who owns of record 200 or fewer shares (201 in the case of shareholders with an address of record outside the Louisiana Parishes of Pointe Coupee, West Baton Rouge and Iberville, will be converted into the right to receive $33.00 in cash and, (b) each other share will remain outstanding.

                   [   ] FOR                  [   ] AGAINST               [   ] ABSTAIN

2.                 To elect the following persons to serve as directors:

Joseph J. David	Clyde W. Kimball	Frank N. Foti
Camille N. Laborde	Norris A. Melancon, Jr.	C.E. Hebert, III
Stephen P. David	Maurice Picard	Thomas W. Montgomery, III
Joseph M. Thibaut, Sr.	Rodney G. Fontaine

                    [   ] FOR                  [   ] WITHHOLD AUTHORITY

          FOR, EXCEPT FOR THE FOLLOWING:____________________________

3.       In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF PROPERLY EXECUTED AND RETURNED TO THE COMPANY, THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE  MERGER AND "FOR" THE ELECTION OF THE PERSONS NAMED ABOVE.  THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign your name exactly as it appears on your stock certificate.  When shares are held by two or more persons as co-owners, all should sign.  When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETRN THE PROXY PROMPTLY.	--------------------------------------------- Signature
DATE: ------------------------, 2003	--------------------------------------------- Signature if held jointly
--------------------------------------------- Print Name(s)